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                                                              EXHIBIT 10.3

                                                            EXECUTION COPY

                 SECOND AMENDED AND RESTATED SECURED LOAN AGREEMENT

    THIS SECOND AMENDED AND RESTATED SECURED LOAN AGREEMENT is dated as of December 23, 1996, by and between U.S. RESTAURANT PROPERTIES OPERATING L.P., a Delaware limited partnership ("BORROWER") and COMERICA BANK-TEXAS, a state banking association organized under the laws of the State of Texas (in its individual capacity, "COMERICA"), COMPASS BANK, a state banking association formerly known as Compass Bank-Dallas organized under the laws of the State of Texas ("COMPASS"), LASALLE NATIONAL BANK, a national bank ("LASALLE"), FIRST AMERICAN BANK TEXAS, SSB, a savings bank organized under the laws of the State of Texas ("FIRST AMERICAN"), GUARANTY FEDERAL BANK, F.S.B., a federal savings bank ("GUARANTY FEDERAL") and the additional commercial, banking or financial institutions which hereafter become parties hereto (Comerica, Compass, LaSalle, First American, Guaranty Federal and such other additional commercial, banking or financial institutions which hereafter become parties hereto pursuant to SECTION 11.11 of this Agreement are sometimes referred to hereinafter collectively as the "BANKS" and individually as a "BANK") and COMERICA BANK-TEXAS, as agent for the Banks hereunder (the "AGENT"), to be effective on the initial Disbursement Date.

                                    WITNESSETH

    WHEREAS, Comerica and Borrower entered into that certain Secured Loan Agreement dated as of June 27, 1995, as amended by that certain First Amendment to Secured Loan Agreement, dated as of October 6, 1995, and as further amended by that certain Second Amendment to Loan Agreement, dated as of December 6, 1995 as further amended by that certain Amended and Restated Secured Loan Agreement dated as of February 15, 1996, among Borrower, Comerica, Compass and Agent, as further amended by that certain First Amendment to the Amended and Restated Secured Loan Agreement and as further amended by that certain Second Amendment to Amended and Restated Secured Loan Agreement, dated as November 8, 1996 (as amended, the "ORIGINAL AGREEMENT");

    WHEREAS, U.S. Restaurant Properties Master L.P., a Delaware limited partnership, ("MLP") executed that certain Guaranty dated as of June 27, 1995, in favor of Comerica, as reaffirmed from time to time thereafter, as amended by the Amended and Restated Guaranty dated February 15, 1996 and by the Second Amended and Restated Guaranty dated as of the date hereof;

    WHEREAS, Borrower from time to time has executed certain Lease Assignments (as defined below) as collateral security for all of the indebtedness, liabilities and other obligations of Borrower and Guarantor arising under the Original Agreement, as amended, modified, renewed and/or restated from time to time, as well as those arising under the other "Loan Documents" as such term is defined in such Lease Assignments; and


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    WHEREAS, Borrower desires to increase the maximum commitment amount under the Original Agreement to finance the update and repair of Borrower's existing properties, to repay certain outstanding indebtedness to Morgan Keegan Mortgage Company Inc., a Tennessee corporation ("MORGAN KEEGAN"), and to finance the purchase additional restaurant properties, and the Banks are willing to provide such financing subject to the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrower, the Banks and the Agent agree as follows, this Agreement being an amendment, modification, renewal and restatement of the Original Agreement:

                              SECTION 1.  DEFINITIONS

    1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

    "ACQUISITION ADVANCE" shall mean a loan the proceeds of which are used by Borrower for the purposes described in CLAUSE (A) of SECTION 2.14 of this Agreement.

    "ADVANCE" shall mean a loan advance made by a Bank to Borrower under
SECTION 2 of this Agreement.

    "ADVANCE COMPLIANCE CERTIFICATE" shall mean (a) in regards to each Acquisition Advance, a certificate in substantially the form of EXHIBIT A-1 attached hereto, (b) in regards to each Working Capital Advance, a certificate in substantially the form of EXHIBIT A-2 attached hereto, (c) in regards to each Letter of Credit Advance, a certificate in substantially the form of EXHIBIT A-3 attached hereto and (d) in regards to each Development Advance, a certificate in substantially the form of EXHIBIT A-4 attached hereto.

    "ADVANCE TYPE" refers to the distinction between Advances which are Acquisition Advances, Advances which are Letter of Credit Advances, Advances which are Working Capital Advances, and Advances which are Development Advances.

    "AFFILIATE" shall mean, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

    "AGENT" shall have the meaning given to it in the preamble of this Agreement, and shall include all successors and assigns thereof.


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    "AGENT'S ACCOUNT" shall mean the commercial loan accounting account of
Agent with Comerica Bank-Texas, ABA #111000753, at its office at 1601 Elm Street, Dallas, Texas 75201, GL Account Number 90010, Favor: Comerica Bank-Texas Commercial Loan Accounting, Reference: U. S. Restaurant Properties, or such other account of Agent as Agent notifies the Banks from time to time as the "Agent's Account" for purposes of this Agreement.

    "AGREEMENT" shall mean this Second Amended and Restated Secured Loan Agreement, including all exhibits, schedules and supplements hereto, as the same may be renewed, extended, amended and restated from time to time.

    "ANNUALIZED COMBINED ADJUSTED CASH FLOW" shall mean, as of any applicable date of determination, the product of (a) the sum of (A) Combined Cash Flow of Borrower and Guarantor for the calendar month immediately preceding the calendar month in which such determination date is PLUS (B) to the extent deducted in computation of Combined Net Income for such period, the amount of interest expense of Borrower during such period as determined in accordance with GAAP, MULTIPLIED by (b) the Weighting Factor for the calendar month immediately preceding the calendar month in which such determination date is, MULTIPLIED by (c) twelve (12).

    "ANNUALIZED COMBINED CASH FLOW" shall mean, as of any applicable date of determination, the product of (a) the Combined Cash Flow of Borrower and Guarantor for the calendar month immediately preceding the calendar month in which such determination date is, MULTIPLIED by (b) twelve (12).

    "APPLICABLE RATE" is defined in SECTION 2.2(C) of this Agreement.

    "BANK" shall have the meaning given to it in the preamble of this Agreement.

    "BANK SUPPLEMENT" is defined in SECTION 11.11 of this Agreement

    "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

    "BASE RATE" shall mean, as of any applicable date of determination, the higher of (a) Prime Rate as of such date MINUS one quarter of one percent (0.25%) or (b) the Federal Funds Rate as of such date PLUS one percent (1.00%). "PRIME RATE" shall mean, as of any applicable date of determination, that annual rate of interest designated by Agent as its prime rate, which rate may not be the lowest rate of interest charged by Agent to any of its customers, and which rate is changed by Agent from time to time, it being understood that Agent may make commercial loans and other loans at rates of interest at, above or below its prime rate. "FEDERAL FUNDS RATE" shall mean, as of any applicable date of determination, or interest rate per annum equal to the rate per annum at which Agent, in its sole determination, is able to acquire federal funds in the interbank term federal funds market through brokers of recognized standing in the amount of the advance to which such rate pertains.


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    "BASE RATE ADVANCE" is defined in SECTION 2.2(c) of this Agreement.

    "BKC" shall have the meaning as is given to such term in the Borrower's Partnership Agreement.

    "BORROWER" is defined in the preamble of this Agreement.

    "BORROWER'S PARTNERSHIP AGREEMENT" shall mean that certain "Second Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P. (formerly Burger King Operating Limited
Partnership)" dated as of March 17, 1995, without giving effect to any amendment thereto.

    "BORROWING" shall mean a borrowing consisting of simultaneous Advances by the Banks.

    "BORROWING NOTICE" is defined in SECTION 2.1.3(A) of this Agreement.

    "BURGER KING RESTAURANT LOCATION" shall have the meaning as is given to the term "Restricted Restaurant Property" in the Borrower's Partnership Agreement.

    "BUSINESS DAY" shall mean any day OTHER THAN a Saturday, a Sunday, or a day on which the Agent is authorized to be closed under the laws of the State of Texas, and, with respect to each Advance which bears, or is to bear, interest at the LIBOR Rate, each LIBOR Business Day.

    "CAPITAL LEASE" shall mean any lease of Property which in accordance with GAAP should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

    "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.), as amended from time to time, including, without limitation, the Superfund Amendments and Reauthorization Act ("SARA").

    "CO-BRANDED PROPERTIES" shall mean commercial restaurant properties on which convenience store and/or gasoline dispensary operations are operated on the same premises as the commercial restaurant properties.

    "COLLATERAL" shall mean (i) all property of any Loan Party now or hereafter in the possession of the Agent or any Bank or any Affiliate of the Agent or any Bank (or as to which the Agent or any Bank or any Affiliate of the Agent or any Bank now or hereafter controls possession by documents or otherwise), (ii) all amounts in all deposit or other accounts (including without limitation an account evidenced by a certificate of deposit) of any Loan Party now or hereafter with the Agent or any Bank or any Affiliate of the Agent or any Bank, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto, and all proceeds and products of any of the foregoing, and (iii) all Real Property and other additional property (real or personal) of any Loan Party


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which is now or hereafter subject to a security interest, mortgage, lien, claim or other encumbrance granted by any Loan Party to, or in favor of, the Agent or any Bank to secure all or any part of the Indebtedness, including without limitation all of the leases, real property and other rights, titles and interests covered by the Lease Assignments.

    "COMERICA" is defined in the preamble of this Agreement, and shall include all successors and assigns thereof.

    "COMBINED" or "COMBINED" shall mean when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a combined or consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to "combined" financial statements or data of Borrower includes combination and consolidation with its Subsidiaries and with MLP in accordance with GAAP.

    "COMBINED CASH FLOW" shall mean, for any applicable period of determination, Combined Net Income of Borrower and MLP on combined basis plus:
(i) depreciation, amortization and all other non-cash charges; and (ii) provisions for federal, state and local income taxes.

    "COMBINED DEBT" shall mean, as of any applicable date of determination, total Debt of Borrower and MLP on a combined basis as determined in accordance with GAAP.

    "COMBINED FIXED CHARGES" shall mean, as of any applicable date of determination, the product of (i) sum of (a) all amounts of Borrower and MLP on a combined basis which would, in accordance with GAAP, be deducted in computing net income on account of interest on Debt, including but not limited to imputed interest in respect of Capital Lease obligations, amortization of Debt discounts and expenses, fees and commissions for letters of credit and bankers' acceptance financing and net interest costs of interest rate swaps and hedges for the calendar month immediately preceding the calendar month in which such determination date is, PLUS (b) all payments of Borrower and MLP on a combined basis pursuant to any lease of Property other than Capital Lease obligations (net of the amount, if any, of fixed rents paid to Borrower or MLP or any Affiliate of either or both of them under noncancellable subleases of one year or longer on the Property subject to such leases) for the calendar month immediately preceding the calendar month in which such determination date is, MULTIPLIED by (ii) the Weighting Factor for the calendar month immediately preceding the calendar month in which the determination date is, MULTIPLIED by (iii) twelve (12).

    "COMBINED GAAP PARTNERS' CAPITAL" shall mean, as of any applicable date of determination, total partners' capital of Borrower and MLP on a combined basis as determined in accordance with GAAP.

    "COMBINED INTEREST EXPENSE" shall mean, for any applicable period of determination, all amounts which would, in accordance with GAAP, be deducted in computing net income of Borrower and MLP on a combined basis on account of interest on Debt, including imputed


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interest in respect of Capital Lease obligations, amortization of Debt discounts and expenses, fees and commissions for letters of credit and bankers' acceptance financing and the net interest costs of interest rate swaps and hedges.

    "COMBINED NET INCOME" shall mean, for any applicable period of determination, the net income (or loss) of Borrower and MLP on a combined basis determined in accordance with GAAP but excluding in any event:

         (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments, leases or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

         (b) net earnings of any Person in which Borrower and/or MLP has an ownership interest, unless such net earnings shall have actually been received by Borrower and/or MLP in the form of cash distributions.

    "COMBINED TANGIBLE NET WORTH" shall mean, as of any applicable date of determination, the excess of (a) the net book value of all assets of Borrower and MLP on a combined basis (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (b) all Debt of Borrower and MLP on a combined basis.

    "COMBINED TOTAL ASSETS" shall mean the total assets of Borrower and MLP determined on a combined basis according to GAAP.

    "COMBINED TOTAL CAPITALIZATION" shall mean the sum of Combined GAAP Partners' Capital and Combined Funded Debt.

    "COMBINED TOTAL FUNDED DEBT" shall mean, as of any applicable date of determination, all Funded Debt of Borrower and MLP on a combined basis.

    "COMMITMENT AMOUNT" with respect to any Bank shall mean the dollar amount set forth opposite such Bank's name on the signature page hereof (or on the then most recent Bank Supplement to which such Bank is a party, if any), as amended from time to time, as such amounts may be reduced from time to time pursuant to
SECTION 2.1.5 of this Agreement.

    "CURRENT ASSETS" shall mean, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

    "CURRENT LIABILITIES" shall mean, as of any applicable date of determination, (a) all liabilities of Borrower and MLP on a combined basis that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the


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Advances classified as current, PLUS (b) to the extent not otherwise included, all liabilities of Borrower and MLP on a combined basis to any Affiliates of either or both of them whether or not classified as current in accordance with GAAP.

    "DEBT" shall mean, with respect to any Person as of any date of determination, the sum (without duplication) of: (a) its obligations for borrowed money; (b) its obligations with respect to the undrawn portion of all unexpired letters of credit plus all amounts drawn, but unreimbursed to the issuer or guarantor of all letters of credit (including, but not limited to, all Letter of Credit Exposure); (c) its obligations for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all obligations created or arising under any conditional sale or other title retention agreement with respect to any such Property); (d) all obligations appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (e) all obligations for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and (f) all guarantees or contingent obligations of such Person with respect to obligations of a type described in any of clauses (a) through
(e) hereof. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP but shall not include such obligations and guarantees if owed or guaranteed by Borrower to MLP or by MLP to Borrower and shall also not include any unfunded obligations which may exist now and in the future in Borrower's or MLP's pension plans.

    "DEFAULT" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

    "DEVELOPMENT ADVANCE" shall mean a loan the proceeds of which are used by Borrower for the purposes described in CLAUSE (d) of SECTION 2.14 of this Agreement.

    "DEFAULT RATE" shall mean the lesser of (i) the Maximum Rate or (ii) the rate per annum which shall from day to day be equal to three percent (3%) in excess of the Applicable Rate.

    "DISBURSEMENT DATE" shall mean each date upon which the Agent makes a disbursement or a Bank makes a loan or otherwise extends credit to or on behalf of Borrower under SECTION 2.1 and/or SECTION 2.17 of this Agreement or Comerica issues a Letter of Credit for the benefit of Borrower under SECTION 2.14 of this Agreement.

    "ENVIRONMENTAL LAW" shall mean any federal, state or local law, statute, ordinance, judgment, rule or regulation (a) pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Real Property, including, but not limited to, CERCLA, SARA and RCRA; or (b) governing the use, storage, treatment, handling, manufacture, transportation or disposal of Hazardous Substances.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.


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    "EVENT OF DEFAULT" shall mean any of those conditions or events listed in
SECTION 9.1 of this Agreement.

    "FINANCIAL STATEMENTS" shall mean all those balance sheets, earnings statements and other financial data (whether of Borrower or any of its Subsidiaries or Guarantor or otherwise) which have been furnished to the Agent and/or any Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

    "FINANCING STATEMENTS" shall mean financing statements describing the Bank as secured party and Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, as the Agent and/or any Bank shall reasonably deem necessary or advisable.

    "FIVE YEAR TREASURY RATE" shall mean, at any date of determination, the yield which shall be imputed, by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities of five years from such date, as published in then-most recent Federal Reserve Statement Release H.15(519) or any successor publication thereto.

    "FUNDED DEBT" shall mean, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one (1) year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to date one (1) year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one (1) year or more) from, the date of the creation thereof, and shall also include all of the Indebtedness; PROVIDED that Funded Debt also shall include, as at any date of determination, Current Maturities of Funded Debt. As used in this definition, "CURRENT MATURITIES OF FUNDED DEBT" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one (1) year from such time (whether by sinking fund, or other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one (1) year or more from such time.

    "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.

    "GENERAL COMPLIANCE CERTIFICATE" shall mean a certificate in substantially the form of EXHIBIT G attached hereto.

    "GENERAL PARTNER" shall mean U.S. Restaurant Properties, Inc., a Delaware corporation.

    "GUARANTOR" shall mean MLP, USRP Business Trust_I, USRP Business Trust_II, USRP Development Company, USRP (Carolina), USRP (Lincoln), USRP (Norman), Restaurant


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Renovation Partners, USRP (WV) Partners and each other Person which now or hereafter executes a Guaranty.

    "GUARANTY" shall mean a guaranty (or separate guaranties) in the form and content of EXHIBIT F to this Agreement pursuant to which each Guarantor (jointly and severally if more than one) unconditionally guarantees repayment to the Bank of all the Indebtedness.

    "HAZARDOUS SUBSTANCE" shall mean one or more of the following substances:

         (a) those substances included within the definitions of (i) "hazardous substances", "hazardous materials" or "toxic substances", in CERCLA, SARA, RCRA, Toxic Substances Control Act, Federal Insecticide, Fungicide and Rodenticide Act and the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 ET SEQ.), or (ii) "solid waste", as defined under the Texas Solid Waste Disposal Act;

         (b) such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are or become classified as hazardous or toxic under federal, state, or local laws or regulations; and

         (c) any material, waste or substance which is: (i) asbestos; (ii) polychlorinated biphenyls; (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (iv) explosives; (v) radioactive materials; or (vi) petroleum, petroleum products or any fraction thereof.

    "INDEBTEDNESS" shall mean all loans, advances, indebtedness, obligations and liabilities of Borrower under the Original Agreement, this Agreement and/or the other Loan Documents to the Agent and/or any of the Banks (including without limitation the Advances and the Letter of Credit Exposure), together with all other indebtedness, obligations and liabilities whatsoever of Borrower to the Agent and/or any of the Banks, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, which in any way relate to or arise from the Original Agreement, this Agreement and/or the other Loan Documents.

    "INTERCREDITOR AGREEMENT" shall mean an intercreditor/collateral agency agreement by and among the Agent and the Term Notes Purchasers in form and substance acceptable to the Agent and each of the Banks in its sole discretion.

    "INTEREST PERIOD"  is defined in SECTION 2.2 of this Agreement.

    "LEASE ASSIGNMENT" shall mean an Assignment of Lease, Rents and Real Estate in the form and content of EXHIBIT D to this Agreement, or such other form and content as is prescribed by the Banks from time to time and is consistent with the provisions of SECTION 3 of this Agreement, pursuant to which Borrower and each Loan Party assigns to the Bank the leases


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described on SCHEDULE 1.1 attached to this Agreement and all other Real
Property of such Loan Party now or hereafter owned by such Loan Party.

    "LEGAL RATE" shall mean the maximum rate of nonusurious interest permitted to be paid by Borrower or received by the Agent or any Bank with respect to the Indebtedness owed to such Lender from time to time under applicable state or federal law as now or as may be hereafter in effect, including, as to article 5069-1.04 Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "INDICATED RATE CEILING".

    "LENDER" shall mean the Agent and/or any or all of the Banks, as the case may be, in its respective capacity as a lender of funds or a provider of credit accommodations to, or for the account of Borrower under this Agreement and/or any of the other Loan Documents.

    "LETTER OF CREDIT" shall mean each letter of credit, as defined in the Uniform Commercial Code, issued to, for the account of, or for the benefit of Borrower by the Agent.

    "LETTER OF CREDIT ADVANCE" shall mean a loan, the proceeds of which are used by Borrower for the purposes described in CLAUSE (b) of SECTION 2.14 of this Agreement.

    "LETTER OF CREDIT COMMISSION" shall have the meaning given to such term in
SECTION 2.14(b) of this Agreement.

    "LETTER OF CREDIT EXPOSURE" shall mean, at any time, the undrawn portion of all unexpired Letters of Credit plus all amounts drawn, but unreimbursed, under Letters of Credit.

    "LIBOR BUSINESS DAY" shall mean a day on which commercial banks are open for domestic or foreign exchange business in London, England.

    "LIBOR RATE" shall mean, with respect to any LIBOR Rate Interest Period for any LIBOR Rate Advance, the interest rate conclusively determined by the Agent two (2) Business Days prior to the first day of such Interest Period (as adjusted for any applicable reserve requirement applicable to "eurocurrency liabilities" pursuant to Regulation D or any other applicable regulation of the Board of Governors of the Federal Reserve System (or any successor) which prescribes reserve requirements applicable to "eurocurrency liabilities" as presently defined in Regulation D, or any eurocurrency funding) at which deposits in immediately available funds in U.S. dollars are offered to the Agent by prime banks in the interbank eurodollar market selected by the Agent for delivery on the first day of such LIBOR Rate Interest Period (at such time as the Agent elects) in an amount equal to the principal amount of the corresponding Advance outstanding on the first day of such LIBOR Rate Interest Period, for a period equal to such LIBOR Rate Interest Period.

    "LIBOR RATE ADVANCE" is defined in SECTION 2.2 of this Agreement.


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    "LIBOR RATE INTEREST PERIOD" shall mean an Interest Period pertaining to an
Advance as to which the Applicable Rate during such Interest Period is based upon the LIBOR Rate.

    "LIEN" shall mean: (a) as to any person, any mortgage, lien, pledge, charge, security interest or other encumbrance, in or on; or (b) any interest or title of any vendor lessor, lender or other secured party, or to the lender or other person under conditional sale, or other title retention agreement or Capital Lease with respect any property or asset of the person.

    "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Revolving Credit Note, the Guaranty, the Letters of Credit, the Lease Assignments and all other agreements, documents and instruments executed by any Loan Party and, or in favor of, the Agent and/or any Bank in connection with or relating to this Agreement or the Original Agreement or any of the transactions contemplated hereunder or thereunder.

    "LOAN PARTY" shall mean, individually and collectively, each of Borrower, Guarantor and each Person which is a guarantor of any of the Indebtedness or which has granted or shall grant a lien on any Real Property as collateral security for any of the Indebtedness.

    "LONG TERM DEBT" shall mean, as of any applicable date of determination, all Debt of Borrower and/or Guarantor which should be classified as "funded indebtedness" or "long-term indebtedness" on a combined balance sheet of Borrower and Guarantor prepared as of such date in accordance with GAAP, together (without duplication) with the unpaid principal balance of the Advances outstanding on such date.

    "MAJORITY BANKS" shall mean, as of any applicable date of determination, a Bank or Banks holding not less than sixty-six and two-thirds percent (66%) of the Overall Commitment Amount.

    "MAXIMUM RATE" shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, received, charged or received under applicable state or federal law.

    "MLP" is defined in the preamble of this Agreement, and shall include successors and assigns thereof.

    "MLP'S PARTNERSHIP AGREEMENT" shall mean that certain "Second Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Master L.P. (formerly Burger King Investors Master L.P.)" dated as of March 17, 1995, without giving effect to any amendment thereto.

    "NET BOOK VALUE" shall mean, for any item of property or asset of Borrower, the gross book value of such item of property or asset, MINUS the accumulated depreciation attributable to such item of property or asset, as determined in accordance with GAAP.

    "ORIGINAL NOTE" shall mean that certain Revolving Credit Note dated June 27, 1995, in the stated principal amount of $10,000,000, executed by Borrower and payable to the order of Comerica, as amended, modified and restated by that certain Amended and Restated Revolving Credit Note dated December 6, 1995, in the stated principal amount of $20,000,000, as further amended, modified and restated by that certain Amended and Restated Revolving Credit Note, dated February 15, 1996 in the principal amount of $40,000,000, and as further amended, modified and restated by that certain Second Amended and Restated Revolving Credit Note dated November 8, 1996, in the principal amount of $60,000,000 executed by Borrower and payable to the order of the Agent.

    "OVERALL COMMITMENT AMOUNT" shall mean $95,000,000; PROVIDED, HOWEVER, that if Borrower reduces the Overall Commitment Amount from time to time under SECTION 2.1.5 of this Agreement, the Overall Commitment Amount shall be deemed to be such lesser amount.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

    "PERMITTED LIENS" shall mean:

         (a) liens and encumbrances in favor of the Agent and/or the Banks which secure the Indebtedness;

         (b) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings and, if requested by the Agent or any of the Banks, bonded in an amount and manner satisfactory to the Bank;

              (c) liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

              (d) liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations (i) incurred in good faith in the ordinary course of business that are not yet due and payable or (ii) which Borrower has provided notice thereof to the Agent and each of the Banks in accordance with SECTION 6.14 of this Agreement and are being contested in good faith and by appropriate and lawful proceedings diligently conducted and, if requested by the Agent or any of the Banks, bonded in a manner satisfactory to the Bank;

              (e) encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use;

         (f) liens affecting the fixtures and equipment located on any Real Property of any Loan Party;

         (g) liens securing purchase money Debt of Borrower incurred by Borrower on or after the date hereof in an aggregate amount not to exceed $250,000; provided, however, such liens shall be permitted only against the specific assets of Borrower purchased with the proceeds of such purchase money Debt;

         (h) liens upon Real Property which secure Term Notes Debt in an aggregate amount not to exceed $40,000,000.00, provided that all of the Term Note Purchasers shall have entered into the Intercreditor Agreement with the Agent and/or the Banks with respect to such Debt and any and all liens securing such Debt prior to the incurrence thereof;

         (i) liens securing additional financing obtained by Borrower, provided that (A) Borrower is in full compliance with the covenants set forth in SECTIONS 6.5, 6.6, 6.7, 6.8, 6.9, and 6.10 (the "FINANCIAL COVENANTS") of this Agreement at the time that such additional financing is obtained and after giving effect thereto, as if all amounts of financing contemplated thereunder are then outstanding (and for purposes of such determination and without limiting the other provisions of this Agreement, Borrower's compliance with such covenants shall be tested as of the date that such financing is obtained), (B) there are no types of financial covenants pertaining to such additional financing which are not presently described in the Financial Covenants of this Agreement and the compliance thresholds of the financial covenants, if any, pertaining to such additional financing are at least 15% less restrictive than the compliance thresholds of the Financial Covenants of this Agreement, (C) the terms and conditions of such additional financing (including but not limited to the amount of such additional financing and types and items of property and assets to be secured thereby) shall have been approved in writing by all of the Banks, in such Banks sole discretion, prior to the incurrence thereof, and (D) within one (1) Business Day prior to Borrower obtaining such financing, Borrower shall have delivered to the Agent a General Compliance Certificate dated as of the date that such financing is obtained which certifies such compliance to the satisfaction of the Agent;

              (j) existing leases covering all or part of the ground upon which the Real Property is situated and commercial leases entered into after the date hereof in the ordinary course of Borrower's business for the operation of commercial restaurants which leases are assigned to the Agent as part of the Collateral; and

         (k) existing liens described on SCHEDULE 5.5 attached to this Agreement.

    "PERSON" OR "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

    "PRO FORMA FIVE YEAR COMBINED TOTAL FUNDED DEBT AMORTIZATION" shall mean, as of any applicable date of determination, for purposes of SECTION 6.10 of this Agreement, a pro forma calculation of the monthly combined principal and interest payment amounts that would be required to fully amortize the amount of the aggregate unpaid principal amount of the Combined Total Funded Debt outstanding on the date of such determination, together with a pro forma amount of interest thereon at the fixed rate per annum equal to the Five Year Treasury Rate in effect on such date plus two hundred (200) basis points, in equal combined monthly payments over the five-year period commencing on such date.

    "PRO FORMA TWENTY YEAR COMBINED TOTAL FUNDED DEBT AMORTIZATION" shall mean, as of any applicable date of determination, for purposes of SECTION
6.10 of this Agreement, a pro forma calculation of the monthly combined principal and interest payment amounts that would be required to fully amortize the amount of the aggregate unpaid principal amount of the Combined Total Funded Debt outstanding on the date of such determination, together with a pro forma amount of interest thereon at the fixed rate per annum equal to the Twenty Year Treasury Rate in effect on such date plus two hundred
(200) basis points, in equal combined monthly payments over the twenty-year period commencing on such date.

    "PRO RATA SHARE" means, as to any Bank, the percentage obtained by dividing such Bank's Commitment Amount by the Overall Commitment Amount.

    "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

    "RCRA" shall mean the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901, ET SEQ.), as amended from time to time.

    "REAL PROPERTY" of a Person shall mean all of the real property and improvements of such Person, wherever located, now or hereafter owned or occupied by any such Person or in which any such Person now or hereafter has any rights, title or interest (including, but not limited to, an interest as fee owner, ground lessee or other lessee).

    "RESTAURANT RENOVATION PARTNERS" shall mean Restaurant Renovation Partners, L.P., a Texas limited partnership.

    "REVOLVING CREDIT NOTE" shall mean the promissory note conforming to
SECTION 2.1.2 of this Agreement and in the form and content of EXHIBIT C to this Agreement.

    "SUBORDINATED DEBT" shall mean indebtedness of Borrower which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Agent.

    "SUBSIDIARY" shall mean and include any Person (a) which, directly or indirectly, is under the control of Borrower, any Guarantor and/or General Partner, or (b) of which or in which Borrower, any Guarantor and/or General Partner (or any Subsidiary or Subsidiaries of any of

them) owns directly or indirectly 50% or more of (i) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person if it is a trust, business trust, association or other unincorporated organization. For purposes of this definition, "control" with respect to any Person shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

    "TERMINATION DATE" shall mean the earlier of (a) December 23, 1998; or
(b) the date on which the Banks' commitments to make Advances are terminated by Borrower pursuant to SECTION 2.1.5; or (c) the date on which any Bank's commitment to make Advances is terminated pursuant to SECTION 9.2(a).

    "TERM NOTES DEBT" shall mean any Debt of a Loan Party incurred pursuant to one or more note purchase agreements in form and substance acceptable to the Agent and each of the Banks in its sole discretion, by and between Borrower and the Term Note Purchasers; provided that (i) the aggregate principal amount of such Debt does not exceed $40,000,000.00 at any time outstanding and (ii) all of the Term Note Purchasers shall have entered into the Intercreditor Agreement with the Agent and/or the Banks with respect to such Debt and any and all liens securing such Debt prior to the incurrence thereof.

    "TERM NOTES PURCHASERS" shall mean Pacific Mutual Life Insurance Company, the Ohio National Life Insurance Company, Jefferson-Pilot Life Insurance Company, Reliastar Life Insurance Company, Northern Life Insurance Company, Reliastar Bankers Security Life Insurance Company, United Services Life Insurance Company and/or any other Persons acceptable to Agent in its sole discretion.

    "TWENTY YEAR TREASURY RATE" shall mean, at any date of determination, the yield which shall be imputed, by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities of twenty years from such date, as published in then-most recent Federal Reserve Statement Release H.15(519) or any successor publication thereto.

    "UCC" shall mean the Uniform Commercial Code as adopted and in force in the State of Texas as from time to time amended or, if the creation, perfection or enforcement of security interest against a fixture or other personal property subject to the liens and security interests of the Agent and/or any Bank is governed by the laws of a state other than Texas, the Uniform Commercial Code in effect in such state, as the same may be amended from time to time.

    "USRP BUSINESS TRUST I" shall mean U.S. Restaurant Properties Business Trust I, a Delaware business trust.

    "USRP BUSINESS TRUST II" shall mean U.S. Restaurant Properties Business Trust II, a Delaware business trust.

    "USRP DEVELOPMENT COMPANY" shall mean U.S. Restaurant Properties Development, L.P., a Texas limited partnership.

    "USRP (CAROLINA)" shall mean USRP (Carolina), Ltd., a Texas limited partnership.

    "USRP (LINCOLN)" shall mean USRP (Lincoln), Ltd., a Texas limited partnership.

    "USRP (NORMAN)" shall mean USRP (Norman), Ltd., a Texas limited partnership.

    "USRP (WV) PARTNERS" shall mean USRP (West Virginia) Partners, L.P., a Texas limited partnership.

    "WEIGHTING FACTOR" shall mean, for each calendar month set forth below, the monthly weighing factor corresponding thereto:


                 Calendar Month        Monthly Weighting Factor
                 --------------        -----------------------
                 January                      1.14
                 February                     1.20
                 March                        1.00
                 April                        1.00
                 May                          1.00
                 June                         0.95
                 July                         0.90
                 August                       0.90
                 September                    1.03
                 October                      1.01
                 November                     1.06
                 December                     1.00


     "WORKING CAPITAL" shall mean, as of any applicable date of determination, Current Assets less Current Liabilities.

     "WORKING CAPITAL ADVANCE" shall mean a loan the proceeds of which are used by Borrower for the purposes described in CLAUSE (e) of SECTION 2.14 of this Agreement.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

      1.3 SINGULAR AND PLURAL. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

                SECTION 2.  CREDIT FACILITIES, INTEREST AND FEES

    2.1  ADVANCES.

         2.1.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, each Bank severally, and not jointly, agrees to make loans (the "ADVANCES") to Borrower on a revolving basis in such amounts as Borrower shall request pursuant to this SECTION 2.1 from time to time during the period commencing on the date hereof, and continuing to and including the Termination Date, on a pro rata basis in accordance with such Bank's Pro Rata Share; PROVIDED that at no time shall (i) the sum of the aggregate principal amount of Advances made by any Bank at such time outstanding PLUS such Bank's Pro Rata Share at such time of the Letter of Credit Exposure exceed such Bank's Pro Rata Share of the Overall Commitment Amount, as the Overall Commitment Amount may be reduced pursuant to SECTION 2.1.5; and PROVIDED FURTHER, that (i) each Disbursement Date under this Agreement must be a Business Day, (ii) the principal amount of each Advance other than a LIBOR Rate Advance must be in the minimum amount of $1,000 or, if greater, in integral multiples of $1,000, and (iii)_the principal amount of each LIBOR Rate Advance must be in the minimum principal amount of $1,000,000 or, if greater, in integral multiples of $10,000.

         2.1.2 REVOLVING CREDIT NOTE. The Advances shall be evidenced by the Revolving Credit Note, executed by Borrower, dated the date of this Agreement, payable to Agent as agent for itself and each of the other Banks on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement or as therein provided), and in the stated principal amount of the original Overall Commitment Amount.

         2.1.3     MAKING THE ADVANCES.

     (a) Each Advance shall be made, to the extent that a Bank is so obligated under SECTION 2.1.1 of this Agreement, on written notice from Borrower to the Agent and each Bank delivered before 10:00 A.M. (Dallas, Texas time) on a Business Day which is at least three (3) Business Days prior to the first day of the Interest Period for such Advance specifying (i) the amount of such Advance (which amounts of Advances shall be pro rata among the Banks in accordance with each Bank's Pro Rata Share), (ii) the Advance Type thereof, (iii) the Interest Period therefor (which Interest Period shall be the same for each Bank), (iv) the selected interest rate applicable thereto (which interest rate shall be the same for each Bank) pursuant to and in accordance with SECTION 2.2, (v) the deposit account (together with wire transfer instructions of the Borrower) into which Borrower requests that the proceeds of such Advance be sent in the case of an Advance in the form of a loan, and the name and address of the beneficiary and other pertinent information in the case of an Advance by Comerica issuing or guaranteeing a Letter of Credit (such written notice to be substantially in the form of (A) EXHIBIT B-1 attached hereto in the case of an Acquisition Advance, (B) EXHIBIT B-2 attached hereto in the case of a Letter of Credit Advance, (C) EXHIBIT B-3 attached hereto in the case of a Working Capital Advance, and (D) EXHIBIT B-4 attached hereto in the case of a Development Advance, and in all cases in all respects in form and substance satisfactory to Agent, and being hereinafter referred to as the "BORROWING NOTICE"), and shall be accompanied by an Advance Compliance Certificate which corresponds to the Advance Type of such Advance. In the case of a proposed Borrowing comprised of LIBOR Rate Advances, the Agent shall on the second Business Day before any LIBOR Rate Advance notify each Bank of the interest rate applicable to such LIBOR Rate Advance under
     SECTION 2.2 of this Agreement. Not later than 11:30 A.M. (Dallas, Texas time) on the day of any Borrowing, each Bank will make available for its account to the Agent at the Agent's Account, in same day funds, such Bank's Pro Rata Share of such proposed Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in SECTION 4 of this Agreement, the Agent will make such funds available to Borrower by delivering such funds to Borrower's deposit account specified in such Borrowing Notice.

    (b) Each Borrowing Notice shall be irrevocable and binding on Borrower and Borrower shall indemnify the Agent and each Bank against any loss or expense incurred by it as a result of any failure to fulfill on or before the date specified for such Advance the applicable conditions set forth in SECTION 4 of this Agreement, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent or such Bank to fund such Advance when such Advance, as a result of such failure, is not made on such date.

         2.1.4 BANK OBLIGATIONS. The failure of any Bank to make any Advance required to be made by it shall not relieve any other Bank of its obligation, if any, under this Agreement to make any Advance required to be made by it, but no Bank shall be responsible for the failure of any other Bank to make any Advance required to be made by such other Bank. Furthermore, no Bank shall be obligated to make any Advance to Borrower if:

              (a) any of the conditions precedent set forth in SECTION 4 of this Agreement shall not have been either satisfied by Borrower or waived by such Bank in accordance with SECTION 11.4 of this Agreement, or

         (b) such proposed Advance would cause the aggregate sum of the unpaid principal amount of the Advance outstanding plus the Letter of Credit Exposure under this Agreement (or such Bank's Pro Rata Share thereof) to exceed the Overall Commitment Amount (or such Bank's Pro Rata Share thereof) on such Disbursement Date.

         2.1.5 TERMINATION OR REDUCTION IN OVERALL COMMITMENT AMOUNT BY BORROWER. Borrower, at any time and from time to time (except as may hereinafter be provided), upon at least five (5) Business Days' prior written notice received by the Agent and the Banks, may permanently terminate all but not less than all of the Banks' commitments to make Advances under this Agreement or permanently reduce the Overall Commitment Amount by an integral multiple of $1,000,000. On the effective date of such termination or reduction, Borrower shall pay to each Bank such Bank's Pro Rata Share, in the case of a termination, of the aggregate unpaid principal amount of all Advances, or, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Advances exceeds the reduced Overall Commitment Amount, together in each case with all interest accrued and unpaid on the principal amounts so prepaid.
The notice shall specify the Termination Date of the reduced Overall
Commitment Amount and the effective date of the reduction, as the case may be. Borrower may not revoke any such notice of termination or reduction without the prior written consent of the Agent and the Majority Banks.

    2.2  REPAYMENT AND INTEREST.

         (a) Borrower shall repay the aggregate unpaid principal amount of all Advances of each Bank in accordance with the terms of a promissory note of Borrower, in substantially the form of EXHIBIT C hereto (the "REVOLVING CREDIT NOTE"), evidencing the indebtedness resulting from such Advances and delivered to the Agent for the benefit of the Banks pursuant to SECTION 4.1.1 or SECTION 11.11.

         (b) The period between the date of each Advance and the date of payment in full of such Advance shall be divided into successive periods, each such period being an "INTEREST PERIOD" for such Advance. Notwithstanding the duration of the applicable Interest Period, interest on the unpaid amount of each Advance shall be due and payable in accordance with SECTION 2.2(c) below and the other applicable provisions of this Agreement. The initial Interest Period for each Advance shall begin on the date of such Advance and end on the last day of such period as selected by Borrower, and thereafter, each subsequent Interest Period for such Advance shall begin on the last day of the immediately preceding Interest Period for such Advance and end on the last day of such period as selected by Borrower in accordance with the terms hereof. The duration of each such Interest Period for each Base Rate Advance shall be one day, and the duration of each such LIBOR Interest Period for a LIBOR Rate Advance shall be one (1), two (2), three (3), six (6) or twelve (12) months, or such other period as Borrower may select and the Agent may agree to; PROVIDED, HOWEVER, that:

                  (i) the duration of any Interest Period for any Advance that commences before the repayment date for such Advance and otherwise ends after such repayment date shall end on such repayment date;

                  (ii) if Borrower fails to select any Advance to be a LIBOR Rate Advance or a Base Rate Advance, it shall be deemed to be a Base Rate Advance;

                  (iii) if Borrower fails to select the duration of any LIBOR Rate Interest Period for a LIBOR Rate Advance, the duration of such LIBOR Rate Interest Period shall be one (1) month;

                  (iv) any LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day (unless such LIBOR
         Business Day falls in another calendar
         month, in which case such LIBOR Interest Period shall end on the next preceding LIBOR Business Day);

                  (v) any LIBOR Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall, subject to CLAUSE (IV) above, end on the last LIBOR Business Day of a calendar month;

                  (vi) Borrower shall not have more than ten (10) LIBOR Interest Periods in effect concurrently at any time; and

                  (vii) no Borrowing Notice shall specify a LIBOR Rate Interest Period which shall end after the Termination Date.

    (c) Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is due, payable on the first day of each month, commencing on January_1, 1997 and on the Termination Date, at an interest rate per annum equal at all times during such Interest Period for such Advance to the Applicable Rate (as defined below) or the Default Rate (as hereinafter defined), as the case may be; PROVIDED, HOWEVER, that for any Advance having an Interest Period less than one (1) month, interest thereon shall be due and payable on the last day of such Interest Period. The term "APPLICABLE RATE", as used herein, shall mean an interest rate per annum equal at all times during the Interest Period then applicable to such Advance to whichever of the following rates is selected by Borrower:

                  (i) the Base Rate in effect on the day of such Interest Period (such an Advance being referred to as a "BASE RATE ADVANCE"); or

                  (ii) one and eight-tenths percent (1.80%) PLUS the LIBOR Rate in effect on the first day of such Interest Period (such an Advance being referred to in this Agreement as a "LIBOR RATE ADVANCE");

PROVIDED, HOWEVER, that if either a Bank is unable to acquire the funds upon which the interest rate described in CLAUSE (II) immediately above is based for such Interest Period or the Borrower fails to select an interest rate in accordance with the terms hereof, then the Applicable Rate for such Interest Period will the Base Rate in effect on the first day of such Interest Period; and PROVIDED, FURTHER, HOWEVER, that in no event shall the Applicable Rate exceed the Maximum Rate. All past due principal and, to the extent permitted by applicable law, interest upon the Advances shall bear interest, from the date such amount becomes due to the date such amount is paid in full, at the Default Rate and shall be due and payable upon demand. Each change in the interest rate applicable to an Advance shall become effective without prior notice to the undersigned automatically as of the opening of business on the date of such change in the Base Rate or the LIBOR Rate, as the case may be; PROVIDED, THAT, the LIBOR Rate shall not change with respect to a

LIBOR Rate Advance during the corresponding LIBOR Interest Period applicable thereto.

    (d) Borrower shall not be permitted to repay any LIBOR Rate Advance prior to the expiration of the corresponding LIBOR Interest Period applicable thereto, unless (i) such repayment is specifically required by the terms of this Agreement, (ii) the Majority Banks demand that such repayment be made in accordance with this Agreement, or (iii) the Majority Banks, in their sole discretion, consent to such repayment. If for any reason any LIBOR Rate Advance is repaid prior to the expiration of the corresponding LIBOR Interest Period applicable thereto, Borrower shall pay to the Agent for the ratable benefit of the Banks on demand any amounts required to compensate the Agent and/or the Bank for any losses, costs, or expenses which it may incur as a result of such repayment. A certificate of the Agent and/or the Banks claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to the Agent and/or the Bank hereunder shall be conclusive in the absence of manifest error.

    (e) In regards to any LIBOR Rate Advance, if the Agent determines that deposits in U.S. dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market selected by the Agent for the LIBOR Interest Period applicable to such LIBOR Rate Advance, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Agent and/or any Bank of making or maintaining a LIBOR Rate Advance for the applicable LIBOR Interest Period, the Agent shall forthwith give notice thereof to the undersigned, whereupon until the Agent notifies the undersigned that such circumstances no longer exist, (i) the right of Borrower to select an interest rate based upon the LIBOR Rate shall be suspended, and
(ii) each LIBOR Rate Advance in effect shall thereupon automatically be converted into a Base Rate Advance in accordance with the provisions hereof. If notice has been given by the Agent to Borrower requiring a LIBOR Rate Advance to be repaid or converted, then unless and until the Agent notifies Borrower that the circumstances giving rise to such repayment or conversion no longer apply, the only interest rate available to Borrower shall be a rate based upon the Base Rate. If the Agent notifies Borrower that the circumstances giving rise to such repayment or conversion on longer apply, Borrower may thereafter select an interest rate based upon the LIBOR Rate in accordance with the terms of this Agreement.

    (f) If at any time the rate of interest applicable to any Advance, as computed on the basis of the "contract rate" defined and specified in the Revolving Credit Note evidencing any Advance, would exceed the Legal Rate, the interest payable under the Revolving Credit Note shall be computed upon the basis of the Legal Rate, but any subsequent reduction in such contract rate shall not reduce the applicable interest rate thereafter applicable under the Revolving Credit Note below the Legal Rate until the aggregate amount of interest accrued and payable under the Revolving Credit Note as to the Advances equals the total amount of interest which would have accrued if interest on the Advances had been at all times computed solely on the basis of such contract rate.

         (g) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and the Agent and/or any Bank or default of Borrower, or the exercise by the Agent and/or any Bank of its respective right to accelerate the payment of the maturity of principal and interest or to exercise any option whatsoever contained in this Agreement or any other agreement between Borrower and the Agent and/or any Bank, or the arising of any contingency whatsoever, shall entitle the Agent and/or any Bank to collect, in any event, interest exceeding the Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Legal Rate. In the event any interest is charged in excess of the Legal Rate ("EXCESS"), Borrower acknowledges and stipulates that any such charge shall be the result of an accident and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the Indebtedness; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the rates of interest provided for in the Revolving Credit Note and the Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (a) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (b) Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent and/or any Bank, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent and/or any Bank, all interest at any time contracted for, charged or received by the Agent and/or such Bank in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. The provisions of this SECTION 2.2(g) shall be deemed to be incorporated into every document or communication relating to the Indebtedness which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Agent and/or any Bank with respect to Borrower (or any other obligor in respect of Indebtedness). All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Indebtedness and obligations of Borrower (or other obligor) asserted by the Agent and/or any Bank thereunder, be automatically recomputed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 2.2(g).

    2.3 MANDATORY PAYMENTS ON ADVANCES. Borrower shall pay to the Agent for the ratable benefit of each Bank any amount by which the sum of the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure from time to time exceeds the Overall Commitment Amount, together with all interest accrued and unpaid on the amount of such excess. Such payment shall be immediately due and owing WITHOUT NOTICE OR DEMAND upon the occurrence of any such excess. Any mandatory prepayment under this SECTION
2.3 shall not reduce the Overall Commitment Amount.

    2.4 OPTIONAL PREPAYMENTS ON ADVANCES. Borrower, at any time and from time to time, may prepay the unpaid principal amount of the Advances in whole or in part pro rata among the Banks based on each Bank's Pro Rata Share without premium except as otherwise set forth in SECTION 2.2(d) of this Agreement; PROVIDED, HOWEVER, that any optional prepayment of the Advances made under this SECTION 2.4 shall not reduce the Overall Commitment Amount.

    2.5 PREPARATION FEES. Upon demand of the Agent from time to time, Borrower shall pay to the Agent the amount of the reasonable expenses (including, without limitation, reasonable attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by such Person from time to time in connection with the preparation of this Agreement and related instruments and/or the making (or preparation for the making) of advances hereunder.

    2.6 UNUSED LINE FEE. Borrower shall pay to the Agent, for the benefit of the Banks (in accordance with each Bank's Pro Rata Share), an unused line fee for the period commencing on the date of this Agreement to and including the Termination Date equal to one-quarter of one percent (0.25%) per annum on the average daily excess of the Overall Commitment Amount over the aggregate unpaid principal balance of the Advances plus the Letter of Credit Exposure. Such unused line fee shall be payable on the first Business Day of each January, April, July and October, beginning January_1, 1997 and on the Termination Date, for the periods ending on such date.

    2.7 INCREASED COSTS.

        (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by any Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall result in any increase in the cost to any Bank of making, funding or maintaining any LIBOR Rate Advance, then Borrower shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to indemnify such Bank against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by such Bank, shall, in the absence of manifest error, be conclusive and binding for all purposes.

        (b) If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank and any Bank determines that the amount of such capital, is increased by or based upon the existence of such Bank's commitment to make LIBOR Advances hereunder and other commitments of this type, then, upon demand by such Bank, Borrower shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that any Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts, submitted to Borrower by such Bank, shall, in the absence of manifest error, be conclusive and binding for all purposes.

    2.8 LOCK BOX. Borrower shall cause all tenants of the Real Property of any Loan Party to make payments to Borrower in care of a lock box account to be established with the Agent prior to the initial Disbursement Date. The Agent shall have sole access to such account. Borrower shall endorse to the Agent and forthwith deliver to the Agent all payments which it receives from its leased properties or arising from any other rights or interests of Borrower therein, in the form received by Borrower, without commingling with any funds belonging to Borrower. All payments so received by the Agent shall be deposited in the account of Borrower, Account No. 7611017455, maintained at the Agent on the first Business Day following the day of receipt by the Agent of such payment; PROVIDED, HOWEVER, at all times from and after the occurrence of an Event of Default, all payments so received by the Agent shall be applied in payment of the Indebtedness, first to the Agent on account of the Agent's costs and expenses, then to the Lenders in accordance with their respective Pro Rata Share of interest on the Indebtedness, then to the Lenders in accordance with their respective Pro Rata Share of principal on the Advances and Letters of Credit Exposure in such order as they may elect, and then to other Indebtedness.

    2.9 PAYMENTS AND COMPUTATIONS. All sums payable by Borrower to the Agent and/or any Bank under this Agreement, the Revolving Credit Note or the other documents contemplated hereby shall be paid directly to the Agent for the benefit of itself and/or any Bank and Comerica, as the case may be, at the Agent's address set forth SECTION 11.13 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, the Agent and/or any of the Banks may charge any and all deposit or other accounts (including, without limitation, an account evidenced by a certificate of deposit) of Borrower with the Agent and/or any of the Banks for all or a part of any Indebtedness then due; PROVIDED, HOWEVER, that this authorization shall not affect Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due. All computations of interest accrued at the Applicable Rate (but not the Maximum Rate) hereunder and under the Revolving Credit Note and commitment fee hereunder shall be made by each Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed, and all computations of interest accrued at the Maximum Rate shall be based upon a year with 365 or 366 days, as appropriate. Whenever any payment to be made hereunder or under the Revolving Credit Note shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur, on a Business Day, such payment may be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee or other fee, as the case may be.

    2.10 RECEIPT OF PAYMENTS. Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Agent or a Bank as the case may be, at the address designated for such payment, whether or not the Agent or such Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Agent or any Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, such Person shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by the Agent or any Bank from or on behalf of Borrower. Prior to the occurrence of a Default, payments made by Borrower shall be applied by the Agent and each Bank, as the case may be, as specified by Borrower. After the occurrence and during the continuance of a Default, Borrower agrees that the Agent and each of the Banks shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as each of them may deem advisable, notwithstanding any entry by any of them upon any of its books and records. Borrower expressly agrees that to the extent that the Agent or any of the Banks receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid t a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by the Agent or any of the Banks, to the extent that it did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by it.

    2.11 RECORDATION OF AMOUNTS DUE. The date and amount of each Advance is made by the Agent or each of the Banks, as the case may be, and of each repayment of principal and interest thereon received by each of them, may be recorded by each of them in its respective records. The aggregate unpaid amount so recorded by the Agent or any such Bank shall constitute prima facie evidence of the amount owing and unpaid on the Indebtedness; PROVIDED, HOWEVER, that the failure by the Agent or any Bank so to record any such amount or any error in so recording any such amount shall neither increase nor limit Borrower's obligations under this Agreement or the Revolving Credit Note to repay the principal amount of all the Advances and Letter of Credit Exposure together with all interest accrued or accruing thereon.

    2.12 ALL INDEBTEDNESS AT OPTION OF THE BANK BECOMES DUE AND PAYABLE ON TERMINATION DATE. Notwithstanding anything in this Agreement or in Revolving Credit Note to the contrary, the Agent and each of the Banks shall have the sole option, upon the Termination Date, to require payment in full of all Indebtedness owing to it, including, without limitation, payment in full of all Advances.

2.13 LETTERS OF CREDIT.

     (a) If requested to do so by Borrower, Comerica, in its individual capacity as a Bank (and not in its capacity as the Agent), may, IN COMERICA'S SOLE DISCRETION, issue or confirm Letters of Credit; PROVIDED HOWEVER that
(i) in no event shall the aggregate amount of Letter of Credit Exposure at any time outstanding exceed $1,500,000.00 and (ii) Borrower shall be required to satisfy the conditions specified in SECTION 4.2.2(b) of this Agreement in connection therewith. Each Letter of Credit shall have an expiration date that occurs on or before the earliest of (A) the Termination Date, or (B) the date which is three hundred sixty four (364) days immediately following the date of issuance or confirmation of such Letter of Credit. Each Letter of Credit shall be payable in dollars. Borrower will immediately and unconditionally pay to Agent for the benefit of the Banks the amount of each payment made under each Letter of Credit. All amounts paid under a Letter of Credit shall, immediately upon the making of such payment and without the necessity of further act or evidence, constitute Advances and the Banks shall be entitled to all of the benefits of this Agreement and the other Loan Documents with respect thereto.

    (b) In addition, Borrower also shall, in consideration of the issuance or confirmation of each Letter of Credit and in addition to other charges payable by Borrower under this Agreement, (i) pay to Comerica, for Comerica's own account and not for the ratable benefit of the Banks, at the time of the issuance or confirmation of such Letter of Credit, the amount of all fees and expenses incurred by Comerica in connection with the issuance of, or paid by Comerica in connection with the issuance of, such Letter of Credit, PLUS (ii) pay to the Agent, for the ratable benefit of the Banks in connection with each issuance or confirmation of each Letter of Credit or amendment thereto issued or confirmed, a fee equal to one percent (1.0%) per annum of the face amount of each Letter of Credit or Letter of Credit amendment issued or confirmed (the "LETTER OF CREDIT COMMISSION"). The Letter of Credit Commission shall be paid to the Agent at the end of each calendar quarter during which such Letter of Credit is outstanding, and, to the extent that such amounts remain owing and unpaid, on the Termination Date. In addition, upon the happening and during the continuance of any Default or Event of Default, the Letter of Credit Commission shall be one percent (1.0%) per annum in excess of the Letter of Credit Commission which would otherwise be payable.

    (c) At any time an Event of Default has occurred and is continuing and at anytime from and after the Termination Date, Borrower shall deliver to the Agent for the benefit of the Banks with respect to the Letter of Credit Exposure, within one Business Day following the Agent's or any of the Bank's request therefor, cash collateral or United States treasury bills in an amount equal to the aggregate Letter of Credit Exposure pertaining to all Letters of Credit (plus the projected amount of all fees associated therewith).

    (d) Borrower assumes all risks of the acts or omissions of the beneficiary with respect to its use of any Letter of Credit. Neither Comerica, the Agent nor any Bank shall be responsible: for the validity, or genuineness of certificates or other documents delivered under or in connection with such Letter of Credit, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless, facsimile or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; for any failure or inability by Comerica or anyone else to perform in accordance with foreign laws, customs or regulations or by reason of any control or restriction rightfully or wrongfully exercised by any government or group asserting or exercising governmental or paramount powers; or for any other consequences arising from causes beyond Comerica's control; and none of the above shall affect, impair or prevent the vesting of any of the rights or powers of Comerica hereunder. In furtherance and not in limitation of the above provisions of this SUBSECTION (d), Borrower agrees that Comerica may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and furthermore, Borrower agrees that any action, inaction or omission taken or suffered by Comerica in good faith in connection with any Letter of Credit, or related drafts, certificates or other documents, shall be binding on Borrower and shall not result in any liability of Comerica to Borrower.

         (e) Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that automatically upon the issuance or confirmation by Comerica of a Letter of Credit, each other Bank shall be deemed to have purchased a participation equal to such Bank's Pro Rata Share in such Letter of Credit, and, upon written demand by Comerica following a draw on such Letter of Credit, with a copy of such demand to Agent, each other Bank shall purchase from Comerica, directly and not as a participation, and Comerica shall sell and assign to each such other Bank, such Bank's Pro Rata Share of the Advance resulting from such draw, as of the date of such purchase, by such Bank depositing in Agent's account in Dallas, Texas, or such other place as shall be designated by Agent, for the benefit of Comerica, in same day funds in United States dollars, an amount equal to the portion of such Advance purchased by such Bank. Such payment shall be made by such Bank on the Business Day on which demand therefor is made by Comerica, provided notice of such demand is given not later than 12:00 p.m. (Dallas, Texas time) on such Business Day, or the first Business Day next succeeding such demand if notice of such demand is given after such time. Borrower hereby agrees to each participation, sale and assignment pursuant to this SUBSECTION (e). Upon the purchase by a Bank from Comerica of a participation and/or Advance described in this SUBSECTION (e), such Bank shall be entitled on a pro rata basis to the extent of such purchase to the same rights and benefits under this Agreement relating to such Letters of Credit and Advances resulting from draws on such Letters of Credit as to which Comerica is entitled including, without limitation, the rights to any collateral or security for such Letters of Credit as provided in this Agreement. At the request of Comerica, each other Bank agrees to execute such additional agreements, documents and instruments as Comerica or its counsel may from time to time reasonably require to further evidence the agreements of such other Banks to the provisions of this SUBSECTION (e).

    2.14 USE OF PROCEEDS. The Advances and the Letters of Credit and the proceeds of the foregoing shall be used by Borrower solely for the purposes of (a) acquiring commercial restaurant properties (and (i) any properties adjacent to the restaurant properties that are essential to the acquisition or operation of such restaurant properties and, for properties acquired after the date hereof, have a cost of less than $50,000 for any single restaurant property and (ii) convenience store and/or gasoline dispensary operations which were Qualified USRP Development Company Projects (as such term is defined below) acquired from USRP Development Company and are operated as Co-Branded Properties), (b) the issuance and funding of standby Letters of Credit, (c) repayment of all of the indebtedness owing to Morgan Keegan which is outstanding as of the date of this Agreement, in an aggregate amount not to exceed $4,100,000, (d) to the extent of $10,000,000 in the aggregate outstanding at any time, advances to USRP Development Company for the purposes permitted under SUBCLAUSE (b) of SECTION 7.5 of this Agreement, and
(e) to the extent of $7,500,000 in the aggregate outstanding at any time (i) advances to Borrower's tenants for the purposes permitted under SECTION 7.5 of this Agreement and (ii) other working capital purposes of Borrower. From time to time and upon the Bank's request, Borrower shall furnish to the Agent evidence satisfactory to the Agent that such proceeds are being used according to the terms of this SECTION 2.14. As used herein, "QUALIFIED USRP DEVELOPMENT COMPANY PROJECTS" shall mean commercial properties which USRP Development Company acquired as unimproved property and constructed thereon new convenience store and/or new gasoline dispensary operations facilities together with commercial restaurant facilities which are operated as Co-Branded Properties.

    2.15 PRO RATA ADVANCES AND LETTER OF CREDIT EXPOSURE. The Borrower and the Banks acknowledge and agree that all Advances made and Letter of Credit Exposure incurred on or after the date hereof, and all increases and decreases thereof, are to be made and incurred pro rata by the Banks in accordance with such Bank's Pro Rata Share (or in such other manner as the Banks among themselves may agree from time to time); and each Bank's actual outstanding Advance and Letter of Credit Exposure shall be adjusted from time to time by each Bank purchasing or selling at par from or to the other Banks, as the case may be, simultaneously with each such increase or decrease, such that each Bank's position in each shall at all times be pro rata in accordance with such Bank's Pro Rata Share. Notwithstanding the foregoing provisions of this SECTION 2.15, in the event that from time to time a Bank does not make an Advance of all or a portion of an amount under SECTION 2 of this Agreement, for any reason other than as a result of the existence of an Event of Default or otherwise (an "UNFUNDED AMOUNT"), Comerica, in its individual capacity as a Bank (and not in its capacity as the Agent) shall have the right (but not the obligation) for its individual own account, at its option, in the exercise of its sole discretion, to advance or incur all or a portion of such Unfunded Amount; and if any Event of Default occurs or exists during any period when an Unfunded Amount advanced or incurred by Comerica is outstanding, then payments by the Borrower during such period shall be applied first, to repayment of such outstanding Unfunded Amount advanced or incurred by Comerica, and next to the other Advances of each Bank outstanding based upon each Bank's Pro Rata Share.

    2.16 ADMINISTRATIVE AND OTHER FEES. Borrower agrees to pay to the Agent, for the Agent's own and sole account and not for the account of the Banks, such fees in such amounts determined from time to time by the Agreement of Borrower and the Agent and set forth in one or more separate letter agreements between Borrower and the Agent. Each such fee shall be deemed fully earned and non-refundable on the due date thereof.

                             SECTION 3.  SECURITY

    3.1 GENERAL. To secure full and timely performance of Borrower's covenants set out in this Agreement and to secure the repayment of the Revolving Credit Note, all of the Advances and all other Indebtedness, Borrower hereby grants and assigns to the Agent and the Banks, and hereby agrees to grant and assign and cause each Loan Party and each general partner or Subsidiary of any of them to grant and assign to the Agent and the Banks a lien upon, and security interest in, the Collateral and all other commercial restaurant locations and other Real Property of Borrower or Guarantor, or any general partner or Subsidiary of any of them, now or hereafter owned or leased by such Person pursuant to the Lease Assignments, the Financing Statements and such other agreements, documents and instruments as the Agent shall from time to time require. Borrower hereby ratifies and affirms any and all Lease Assignments, Financing Statements and other agreements, documents and instruments executed by Borrower or any other Loan Party on or before the date of this Agreement, agrees that the same shall continue in full force and effect, and agrees that the same are the legal, valid and binding obligations of Borrower or such other Loan Party, as the case may be, enforceable against Borrower or such other Loan Party, as the case may be, in accordance with their respective terms, and that all such existing Lease Assignments, Financing Statements and other agreements, documents and instruments shall secure the Indebtedness as defined herein, and not just as defined in the Original Agreement, and that upon request each Loan Party, and any general partner or Subsidiary of any of them, will execute all documentation reasonably requested by the Agent and/or the Majority Banks to evidence the same. The Collateral shall also include such personalty and fixtures of Borrower and Guarantor, and each general partner or Subsidiary of any of them, as are at any time now or hereafter located on any Real Property described above. Borrower shall, and shall cause each Loan Party, and each general partner or Subsidiay thereof, to execute and deliver such documents as the Agent and/or the Banks shall require to confirm the existing liens, mortgages and Lease Assignments and the addition of Compass and the other Banks as beneficiaries under any recorded Lease Assignment.

           SECTION 4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                              AGENT AND THE BANKS

    4.1 CONDITIONS TO FIRST DISBURSEMENT. The obligations of the Agent and each of the Banks under this Agreement are subject to the occurrence, prior to or upon the date hereof, of each of the following conditions:

         4.1.1 DOCUMENTS EXECUTED AND FILED. Borrower shall have executed (or caused to be executed) and delivered to the Agent and, as appropriate, there shall have been filed or recorded with such filing or recording offices as the Agent or any of the Banks shall deem appropriate, the following:

         (a)   the Revolving Credit Note executed by Borrower;

         (b)   the Financing Statements executed by each Loan Party;

         (c)   the Lease Assignments executed by each Loan Party;

         (d)   the Guaranty executed by each Guarantor;

         (e) landlord and mortgagee waivers and/or estoppel certificates with respect to all Real Property where any of the lease agreements, instruments and other documents evidencing the Collateral (or copies of such lease agreements, instruments and documents) or any of Borrower's books and records are located, all in form and substance reasonably satisfactory to the Majority Banks;

         (f) true and correct copies of all leases evidencing any Loan Party's Real Property consisting of a lessee's leasehold interest (e.g., ground leases);

         (g) true and correct copies of all leases evidencing any Loan Party's Real Property consisting of a lessor's leasehold interests (e.g., commercial restaurant franchisee tenant leases); and

         (h) such other documents and instruments as the Agent or any of the Banks shall reasonably require.

         4.1.2 CERTIFIED RESOLUTIONS. Borrower shall have furnished to the Agent a certified copy of resolutions of the partners of Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Revolving Credit Note and any other documents contemplated by this Agreement, which shall have been certified by the General Partner as of the Disbursement Date first occurring as being complete, accurate and in effect. General Partner shall have furnished to the Agent a copy of resolutions of the Board of Directors of General Partner authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Revolving Credit Note and any other documents contemplated by this Agreement, which shall have been certified by the Secretary or Assistant Secretary of General Partner as of the Disbursement Date first occurring as being complete, accurate and in effect. Each Guarantor shall have furnished to the Agent a copy of resolutions of the partners and/or board of directors and/or board of trustees, as the case may be, of such Guarantor authorizing the execution, delivery and performance of the Guaranty and any other documents contemplated by this Agreement to be executed, delivered or performed by such Guarantor, which shall have been certified by the general partner and/or chief executive officer and/or managing trustee, at the case may be, of such Guarantor as of the Disbursement Date first occurring as being complete, accurate and in effect. The general partner and/or chief executive officer and/or managing trustee, as the case may be, of each Guarantor shall have furnished to the Agent a copy of resolutions of the Board of Directors of General Partner and/or the resolutions of the board of directors and/or board of trustees of each Guarantor, as the case may be, authorizing the execution, delivery and performance of the Guaranty and any other documents contemplated by this Agreement to be executed, delivered or performed by each Guarantor, which shall have been certified by the Secrtary of Assistant Secretary of the general partner and/or the chief executive officer and/or managing trustee, as the case may be, of each Guarantor as of the Disbursement Date first occurring as being complete, accurate and in effect.

         4.1.3 CERTIFIED CERTIFICATE OF INCORPORATION/LIMITED PARTNERSHIP CERTIFICATE. Borrower shall have furnished to the Agent a copy of the Certificate of Limited Partnership and all other documents required to be filed by Borrower to create a limited partnership, including all amendments thereto and restatements thereof, all of which shall have been certified by the Delaware Secretary of State or other appropriate filing office as of a date within thirty (30) days of the Disbursement Date first occurring. General Partner shall have furnished to the Agent a copy of the Certificate of Incorporation including all amendments thereto and restatements thereof, and all other charter documents of General Partner, all of which shall have been certified by the Delaware Secretary of State as of a date within thirty
(30) days of the Disbursement Date first occurring. Each Guarantor shall have furnished to the Agent a copy of all of the documents required to be executed or filed by such Guarantor to create the form of entity of such Guarantor, including all amendments thereto and restatements thereof, all of which shall have been certified by the Secretary of State of its jurisdiction of formation or other appropriate filing office as of a date within thirty
(30) days of the Disbursement Date first occurring. The general partner, trustee or other analogous Person of each Guarantor shall have furnished to the Agent a copy of all of the documents required to be executed or filed by such Person to create the form of entity of such Person, including all amendments thereto and restatements thereof, all of which shall have been certified by the Secretary of State of its jurisdiction of formation as of a date within thirty (30) days of the Disbursement Date first occurring.

         4.1.4 CERTIFIED BYLAWS/LIMITED PARTNERSHIP AGREEMENT. Borrower shall have furnished to the Agent a copy of the limited partnership agreement of Borrower, including all amendments thereto and restatements thereof, which shall have been certified to by the General Partner as of the Disbursement Date first occurring as being complete, accurate and in effect. General Partner shall have furnished to the Agent a copy of the Bylaws of General Partner, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of General Partner as of the Disbursement Date first occurring as being complete, accurate and in effect. Each Guarantor shall have furnished to the Agent a copy of all of the limited partnership agreement, bylaws and/or other organizational agreements of such Guarantor, including all amendments thereto and restatements thereof, which shall have been certified to by the general partner and/or chief executive officer, as the case may be, of such Guarantor as of the Disbursement Date first occurring as being complete, accurate and in effect. The general partner, trustee or other analogous Person of Guarantor shall have furnished to the Agent a copy of the limited partnership agreement, bylaws and/or other organizational agreements of such Person , including all amendments thereto, which shall have been certified by the general partner and/or chief executive officer, as the case may be, of such Person as of the Disbursement Date first occurring as being complete, accurate and in effect.

         4.1.5 CERTIFICATE OF GOOD STANDING. Borrower, each Guarantor, General Partner and the general partner, trustee or other analogous Person of Guarantor each shall have furnished to the Agent a certificate of good standing with respect to it, which shall have been certified by the Secretary of State of its jurisdiction of formation, together with evidence of such Person's authority to do business in the State of Texas, as of a date within thirty (30) days of the initial Disbursement Date.

         4.1.6 CERTIFICATE OF INCUMBENCY. General Partner and the general partner, trustee or other analogous Person of each Guarantor each shall have furnished to the Agent a certificate of the Secretary or Assistant Secretary of it, certified as of the Disbursement Date first occurring, as to the incumbency and signatures of the officers of it signing this Agreement, the Revolving Credit Note, the Lease Assignments, the Guaranty and any documents contemplated or delivered under this Agreement on behalf of itself, Borrower and/or each Guarantor.

         4.1.7 OPINION OF COUNSEL. Borrower shall have furnished to the Agent and each of the Banks the favorable written opinion of legal counsel to Borrower, General Partner, each Guarantor and the general partner, trustee or other analogous Person of Guarantor, dated as of the initial Disbursement Date, in form and content as set forth in EXHIBIT E to this Agreement and containing such other or additional opinions as may be requested by the Agent or any of the Banks.

         4.1.8 UCC LIEN SEARCHES. The Agent shall have received UCC filing and record searches of the names of each Loan Party from all applicable recording and filing offices, and such searches shall disclose no notice of any liens or encumbrances filed against any of the Collateral other than the Financing Statements or Permitted Liens. If such searches disclose any liens or encumbrances other than the Financing Statements or Permitted Liens, Borrower shall have furnished the Agent with such releases, modifications, or assignments thereof as shall be required by the Agent or any of the Banks, in form and content satisfactory to the Bank.

         4.1.9 INSURANCE. Borrower shall have furnished to the Agent, in form, content and amounts and with companies satisfactory to the Agent and each of the Banks in accordance with SECTION 6.2 hereof, copies of the insurance policies described in SECTION 6.2 hereof.

         4.1.10 FINANCIAL AND OTHER INFORMATION. Borrower shall have furnished to the Agent and each Bank its current financial statements, agings, reports and certificates set forth in SECTION 6.1.1 through SECTION 6.1.9.

         4.1.11 LEASES. Borrower shall have furnished to the Agent copies of all leases of Real Property and a legal description of the Real Property covered thereby, together with all other information reasonably requested by the Agent or any of the Banks relating to such leases which may be necessary or desirable by the Agent or any of the Banks for the preparation or recordation of the Lease Assignments.

    4.2 CONDITIONS TO ALL DISBURSEMENTS. The obligations of any of the Banks to make any Advance on any Disbursement Date, including, but not limited to, the initial Disbursement Date, are subject to the occurrence, prior to or on the Disbursement Date related to such Advance, of each of the following conditions:

         4.2.1 GENERAL COMPLIANCE CERTIFICATE. The Agent shall have received on or before the third day preceding such Disbursement Date a General Compliance Certificate, executed by the chief executive or chief financial officer of General Partner on behalf of Borrower, certified as of such Disbursement Date and confirming that as of such Disbursement Date:

         (a) no Default or Event of Default has occurred and is continuing, or would result from the making of the proposed Advance; and

         (b) the warranties and representations set forth in SECTION 5 of this Agreement are true and correct on and as of such Disbursement Date.

         4.2.2 BORROWING NOTICES AND ADVANCE COMPLIANCE CERTIFICATES. The Agent shall have received each of the following, duly completed and executed by the chief executive officer or chief financial officer of General Partner on behalf of Borrower and certified as of such Disbursement Date:

        (a) in the case of an Acquisition Advance, a Borrowing Notice in the form of EXHIBIT B-1 attached hereto and an Advance Compliance Certificate in the form of EXHIBIT A-1 attached hereto, together with
    (i) Lease Assignments, (ii) a current property summary report of all Real Property of all Loan Parties and each general partner or Subsidiary thereof, (iii) mortgagee/lender title commitments which satisfy the requirements of SECTION 6.16 and SECTION 6.17 of this Agreement, and with respect to which all costs of policy issuance have been paid by Borrower (or other Loan Party), (iv) copies of all leases pertaining to such Real Property, (v) copies of owner title commitments, (vi) pro forma closing statements, (vii) the "flood hazard area" certificates or evidence of flood insurance, as the case may be, with respect to such property or interest described in SECTION 6.16 of this Agreement, (viii) evidence of casualty, liability and other insurance required under
    SECTION 6.2 of this Agreement with respect to such Real Property or required under any lease on such Real Property, (ix) the cover sheet of the environmental site assessment pertaining to such Real Property which identifies such Real Property and sets forth the conclusion and/or executive summary of such report, and (x) all other agreements, documents and instruments required by the Agent or the Majority Banks to create, evidence or perfect the lien and security interest of the Agent for the benefit of the Banks on the Real Property which is to be acquired with the proceeds of such Acquisition Advance as Collateral for the Indebtedness;

        (b) in the case of a Letter of Credit Advance, a Borrowing Notice in the form of EXHIBIT B-2 attached hereto and an Advance Compliance Certificate in the form of EXHIBIT A-2 attached hereto;

        (c) in the case of a Working Capital Advance, a Borrowing Notice in the form of EXHIBIT B-3 attached hereto and an Advance Compliance Certificate in the form of EXHIBIT A-3 attached hereto; and

        (d) in the case of a Development Advance, a Borrowing Notice in the form of EXHIBIT B-4 hereto and an Advance Compliance Certificate in the form of EXHIBIT A-4 attached hereto, together with (i) a development budget, a pro-forma economic analysis and site analysis for the development project for which the proceeds of such advance are intended to be used together with such other information as may be required by the Agent or any Bank, (ii) Lease Assignments, (iii) a current property summary report of all Real Property of all Loan Parties and each general partner or Subsidiary thereof, (iv) mortgagee/lender title commitments which satisfy the requirements of SECTION 6.16 and SECTION 6.17 of this Agreement, and with respect to which all costs of policy issuance have been paid by Borrower (or other Loan Party), (v) copies of all leases pertaining to such Real Property, (vi) copies of owner title commitments, (vii) pro forma closing statements, (viii) the "flood hazard area" certificates or evidence of flood insurance, as the case may be, with respect to such property or interest described in SECTION
    6.16 of this Agreement, (ix) evidence of casualty, liability and other insurance required under SECTION 6.2 of this Agreement with respect to such Real Property or required under any lease on such Real Property,
    (x) the cover sheet of an environmental site assessment pertaining to such Real Property which identifies such Real Property and sets forth the conclusions and/or executive summary of such report, and (xi) all other agreements, documents and instruments required by Agent or the Majority Banks to create, evidence or perfect the lien and security interest of the Agent for the benefit of the Banks on the Real Property comprising the Development Project as Collateral for the Indebtedness.

         4.2.3 BANK SATISFACTION. The Agent shall not know or have any reason to believe that, as of such Disbursement Date:

         (a)    any Default or Event of Default has occurred and is continuing;

         (b) any warranty or representation set forth in SECTION 5 of this Agreement shall not be true and correct; or

         (c) any provision of law, any order of any court or other agency of government on any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement, the Revolving Credit Note, the Security Agreements, the Lease Assignment, the Financing Statements, the Pledge Agreement or the other documents contemplated hereby.

         4.2.4 APPROVAL OF LEGAL MATTERS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to the Agent and, if desired by the Agent at its sole option, satisfactory to and approved by legal counsel for the Agent (and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested).

                  SECTION 5.  WARRANTIES AND REPRESENTATIONS

    From the date of this Agreement until the later of (a) the Termination Date or (b) when the Indebtedness is paid in full, Borrower has performed all its obligations hereunder and all commitments and other obligations of the Agent and of the Banks under the Loan Documents have terminated, Borrower represents and warrants to the Agent and each of the Banks that:

    5.1 CORPORATE EXISTENCE AND POWER. (a) Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign limited partnership in and is in good standing under the laws of each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business or operations (financial or otherwise) of Borrower; (b) General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business or operations (financial or otherwise) of General Partner; (c) Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign limited partnership in and is in good standing under the laws of each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business or operations (financial or otherwise) of Guarantor; (d) Borrower, General Partner and Guarantor each has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary; (e) Borrower, and General Partner on behalf of Borrower, have the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Revolving Credit Note and all other documents contemplated hereby, to grant to the Agent and the Banks liens and security interests in the Collateral as herein contemplated and to do any and all other things required of it herein; ad
(f) each Guarantor, and its general partner, trustee or other Person executing a Guaranty on behalf of such Guarantor, have the power and authority to execute, deliver and perform the Guaranty and each of the other documents to which it is a party in accordance with their respective terms, and to do any and all other things required of it thereunder.

    5.2 AUTHORIZATION AND APPROVALS. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Revolving Credit Note, the Lease Assignments, the Financing Statements and other documents contemplated hereby (a) have been duly authorized by all requisite partnership action of Borrower and corporate action of General Partner; (b) except for the filing and recording of the Financing Statements and the Lease Assignments in the appropriate UCC records and real property records specified on SCHEDULE 5.2 attached hereto, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Agent; (c) will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of

General Partner, the partnership certificate or limited partnership agreement of Borrower, or any provision of any indenture, note, agreement or other instrument to which Borrower and/or General Partner is a party, or by which it or any of its properties or assets are bound; (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument; and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than in favor of the Agent for the benefit of itself and the Banks and as contemplated hereby. The execution, delivery and performance of each Guaranty and the other documents to which any Guarantor is a party (a) have been duly authorized by all requisite organizational action of Guarantor and organizational action of the general partner, trustee or other Person executing such Guaranty on behalf of Guarantor; (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Agent; (c) will not violate any provision of law, any order of any court or other agency of government, any of the organizational documents of the general partner, trustee or other Person executing such Guaranty on behalf of any Guarantor, the partnership certificate, limited partnership ageement, Trust Agreement or other document of any Guarantor, or any provision of any indenture, note, agreement or other instrument to which any Guarantor and/or the general partner, trustee or other Person executing such Guaranty on behalf of Guarantor is a party, or by which it or any of its properties or assets are bound; (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument; and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Guarantor other than in favor of the Agent for the benefit of itself and the Banks and as contemplated thereby.

    5.3 VALID AND BINDING AGREEMENT. This Agreement is, and the Revolving Credit Note, the Lease Assignment, the Financing Statements and all other documents contemplated hereby will be, when delivered, valid and binding obligations of Borrower and enforceable in accordance with their respective terms. Each Guaranty will be, when delivered, the valid and binding obligations of each Guarantor and enforceable in accordance with its terms.

    5.4 ACTIONS, SUITS OR PROCEEDINGS. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of Borrower, threatened against or affecting Borrower, General Partner or any Guarantor, or any of their respective properties or rights which, if adversely determined, could materially impair the right of Borrower, General Partner or any Guarantor to carry on its respective business substantially as now conducted or could have a material adverse effect upon the financial condition of Borrower, General Partner or any Guarantor. Upon request of the Agent, Borrower shall provide, and cause each Loan Party and each general partner, trustee or Subsidiary thereof to provide, a current list of all pending litigation involving it or its respective properties.

    5.5 NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS. Except for (i) Permitted Liens, (ii) liens in favor of the Agent for the benefit of itself and the Banks securing the Indebtedness, and (iii) liens of Morgan Keegan to be released on or before January 10, 1997, none of Borrower's, General Partner's or any Guarantor's respective assets and properties, including, without limitation, the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

    5.6 ACCOUNTING PRINCIPLES. All combined and combining balance sheets, earnings statements and other financial data furnished to the Agent or any of the Banks for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of Borrower and Guarantor as of the dates, and the results of its operations for the periods, for which the same are furnished. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of Borrower and Guarantor as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished. Neither Borrower, General Partner nor Guarantor has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

    5.7 FINANCIAL CONDITION. Borrower, General Partner and each Guarantor are each solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and neither Borrower, nor General Partner nor any Guarantor will be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower, General Partner or any Guarantor since the date of the latest of the Financial Statements.

    5.8 CONDITIONS PRECEDENT. As of each Disbursement Date, all appropriate conditions precedent referred to in SECTION 4 hereof shall have been satisfied or waived in writing by the Agent.

    5.9 TAXES. Borrower, General Partner and each Guarantor have each filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. Neither Borrower, nor General Partner nor any Guarantor has any knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

    5.10 COMPLIANCE WITH LAWS. Borrower, General Partner and each Guarantor have each complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of Borrower, General Partner or any Guarantor.

    5.11 INDEBTEDNESS. Neither Borrower nor General Partner nor any Guarantor has any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety, except for (i) the endorsement of negotiable instruments by them in the ordinary course of business for deposit or collection, (ii) the Term Notes Debt, (iii) unsecured obligations for down payments and earnest money which are disclosed in advance in writing to the Agent for the purchase of commercial restaurant properties which do not exceed ten percent (10%) of the proposed purchase price of such properties, and (iv) unsecured contingent payments for the purchase of restaurant properties which do not exceed five percent (5%) of the aggregate purchase price of such properties (as determined on a property-by-property basis for each property purchased).

    5.12 MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 5.12 attached hereto, which may be updated by Borrower from time to time, neither Borrower, nor General Partner nor any Guarantor has any material leases (under which it is a lessee), contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements). To the best knowledge of Borrower, all parties to the agreements disclosed on SCHEDULE 5.12 have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of Borrower, no party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

    5.13 MARGIN STOCK. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Advance hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, S, T, U or X of the said Board of Governors. Borrower does not own any margin stock.

    5.14 PENSION FUNDING. Neither Borrower, General Partner nor Guarantor has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, General Partner or Guarantor and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

    5.15 MISREPRESENTATION. No warranty or representation by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which Borrower has not disclosed to the Agent in writing which materially and adversely affects nor, so far as Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of Borrower or ability of Borrower to perform this Agreement.

    5.16 PARTNERSHIP INTERESTS, PARTNERS AND SUBSIDIARIES. The entire issued and outstanding equity interests and the beneficial and record owners thereof for each of Borrower, General Partner and each Subsidiary of Borrower, Guarantor or General Partner is set forth in SCHEDULE 5.16 attached hereto. There are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any equity interest of Borrower, General Partner or any Subsidiary of Borrower, Guarantor or General Partner. Except as set forth in SCHEDULE 5.16, which may be updated from time to time by Borrower, neither Borrower, General Partner nor any Guarantor has any Subsidiaries.

    5.17 NO CONFLICTING AGREEMENTS. Neither Borrower, nor General Partner nor any Guarantor is in default under any agreement to which it is a party or by which it or any of its property is bound, the effect of which might have a material adverse effect on the business or operations (financial or otherwise) on any of them. No provision of the certificate of limited partnership, limited partnership agreement, certificate of incorporation, bylaws, Trust Agreement or other organizational documents of Borrower, General Partner or any Guarantor, and no provision of any existing mortgage, indenture, note, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on Borrower, General Partner or any Guarantor or affecting the property of Borrower, General Partner or any Guarantor conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement, the Lease Assignment, any Guaranty or any other documents contemplated hereby, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any lien upon the property of Borrower, General Partner or any Guarantor pursuant to the terms of any such mortgage, indenture, note, contract or agreement; except that in regards to sales of and foreclosures on Real Property of Borrower and MLP the provisions of Article VIII of the Agreements of Limited Partnership of Borrower and MLP provide for a right of first refusal on sales of and foreclosures on Real Property of Borrower and MLP in favor of BKC.

    5.18 REAL PROPERTY. SCHEDULE 1.1 sets forth a complete list of all of the Real Property and interests thereof owned or leased, as the case may be as indicated thereon, by Borrower and each Loan Party as of the date hereof, on a Loan Party by Loan Party basis. SCHEDULE 1.1 shall be updated by Borrower from time to time (but not less frequently than quarterly) to reflect matters which occur after the date hereof.

    5.19 OUTSTANDING PRINCIPAL BALANCE OF INDEBTEDNESS UNDER ORIGINAL AGREEMENT. As of the date hereof immediately prior to the execution of this Agreement and the Revolving Credit Note, the unpaid principal balance of the Indebtedness (including without limitation all Advances and all Letter of Credit Exposure) under the Original Agreement is as set forth on SCHEDULE
5.19 attached hereto and made a part hereof, plus accrued but unpaid interest thereon. Borrower further covenants, warrants and represents that (i) there exists no Event of Default nor any fact or condition which with the giving of notice or passage of time or both would create an Event of

Default, (ii) that there are no defenses, counterclaims or offsets to any of the Loan Documents, that if any defense, counterclaim or offset exists, known or unknown, the same is hereby waived and released in full, and (iii) that all of the warranties and representations contained in the Original Agreement are true and correct as of the date hereof.

                       SECTION 6.  AFFIRMATIVE COVENANTS

    On a continuing basis from the date of this Agreement until the later of
(a) the Termination Date or (b) when the Indebtedness is paid in full, Borrower has performed all of its other obligations hereunder and all commitments and other obligations of the Agent and the Banks under the Loan Documents have terminated, Borrower covenants and agrees that it will, at its sole expense:

    6.1  FINANCIAL AND OTHER INFORMATION.

         6.1.1 ANNUAL FINANCIAL REPORTS. Furnish to the Agent and each Bank, in form and reporting basis satisfactory to the Agent and each Bank, not later than ninety (90) days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1996, the 10-K Annual Report of Borrower and the financial statements of Borrower and MLP (on a combined and combining basis) containing the balance sheet as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by a Big Six accounting firm or such other independent certified public accountants of recognized standing selected by Borrower and acceptable to the Agent and shall contain unqualified opinions as to the fairness of the statements therein contained. The Agent acknowledges that it has received such financial statements for Borrower's fiscal year ended December 31, 1995.

         6.1.2 10-Q QUARTERLY REPORTS. Furnish to the Agent and each Bank, in form and substance satisfactory to the Agent and each Bank, not later than forty-five (45) days after the close of each fiscal quarter of Borrower other than the fiscal year end of Borrower, beginning with the fiscal quarter ending September_30, 1996, containing the combined balance sheet of Borrower and MLP as of the end of such period, combined statements of income and retained earnings of Borrower and MLP and a combined statement of cash flows of Borrower and MLP for the portion of the fiscal year up to the end of such period, management's discussion and analysis of the financial condition and results of operations of Borrower and MLP, and such other comments and financial details as are usually included in such reports. These statements shall be prepared on the same accounting basis as the statements required in
SECTION 6.1 of this Agreement and shall be reviewed by a Big Six accounting firm or such other independent certified public accountants of recognized standing selected by Borrower and acceptable to the Agent.

         6.1.3 MONTHLY FINANCIAL STATEMENTS. Furnish to the Agent not later than thirty (30) days after the close of each calendar month, beginning with the month ending November 30, 1996, financial statements of Borrower and MLP (on a combined and combining basis) containing a balance sheet of them as of the end of such period, statements of income and retained earnings and a statement of cash flows of them for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in SECTION 6.1.1 of this Agreement and shall be in such detail as the Agent may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of Borrower and MLP.

         6.1.4 QUARTERLY OPERATING REPORTS. Furnish to the Agent and each Bank quarterly by the thirtieth (30th) day after the close of each fiscal quarter of Borrower, beginning with the fiscal quarter ending December 31, 1996: (a)_operating reports on the properties of each Loan Party as of the end of the preceding fiscal quarter of Borrower in a form satisfactory to the Agent; (b)_property acquisition pipeline reports as of the end of the preceding fiscal quarter of Borrower in a form satisfactory to the Agent;
(c)_franchisee loan status reports as of the end of the preceding fiscal quarter of Borrower in form and substance satisfactory to the Agent; and (d) property summary reports on the properties of each Loan party as of the end of the preceding fiscal quarter of Borrower in form and substance satisfactory to the Agent.

         6.1.5 COMPLIANCE CERTIFICATE. Together with each delivery of the financial statements required by SECTIONS 6.1.1 of this Agreement and the 10-Q Quarterly Report required by SECTION 6.1.2 of this Agreement, furnish to the Agent a General Compliance Certificate executed by the chief executive or chief financial officer of the General Partner and the general partner of MLP, certified as of such date, and confirming that, as of such date:

         (a) no Default or Event of Default has occurred, or if any such matter exists, stating the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto;

         (b) the warranties and representations set forth in SECTION 5 of this Agreement are true and correct on and as of such date, except as otherwise specified in such certificate; and

         (c) Borrower is in compliance with all the terms and conditions contained in this Agreement;

and attached to which certificate shall be a report in form satisfactory to the Agent prepared by such chief executive or chief financial officer of the general partner of Borrower and MLP, as the case may be, setting forth information and calculations that demonstrate compliance (or noncompliance) with each of the covenants set forth in SECTIONS 6.5, 6.6, 6.7, 6.8, 6.9, and 6.10, of this Agreement.

         6.1.6 ADVERSE EVENTS. Promptly inform the Agent of the occurrence of any Default or Event of Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon Borrower's, General Partner's or any Guarantor's business, properties, or financial condition or upon Borrower's, General Partner's or any Guarantor's ability to comply with its obligations hereunder, including without limitation, any failure to observe or perform any term, covenant or condition in any agreement or instrument evidencing, securing or relating to any of its indebtedness, which is being contested by Borrower.

         6.1.7 REPORTS. Promptly furnish to the Agent upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by Borrower or any Guarantor to its respective partnership interest or unit holders or shareholders, and all regular and periodic reports filed by Borrower, General Partner or any Guarantor with any securities exchange, the Securities and Exchange Commission, or other governmental authority.

         6.1.8 MANAGEMENT LETTERS. Furnish to the Agent, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to Borrower, General Partner or any Guarantor by independent certified public accountants in connection with any annual or interim audit of the books of Borrower, General Partner or any Guarantor.

         6.1.9 OTHER INFORMATION AS REQUESTED. Borrower shall promptly furnish to the Agent such other information regarding the operations, business affairs and financial condition of Borrower, General Partner or any Guarantor as the Agent may reasonably request from time to time, and permit the Agent, and its respective employees, attorneys and agents, to inspect all of the books, records and properties of any Loan Party and general partner, trustee or Subsidiary of any of them and its Subsidiaries at any reasonable time. References in this SECTION 6 to the "chief executive or financial officer" shall include the general partners when Borrower is a partnership and the trustee when the Loan Party is a trust.

         6.1.10 LEASES. Borrower shall promptly furnish to the Agent copies of all leases of Real Property and any and all amendments and modifications of any lease of Real Property entered into on or after the date hereof between any Loan Party or general partner or trustee of or Subsidiary thereof and any Person, under which any Loan Party or general partner or trustee or Subsidiary thereof is a lessor or lessee.

    6.2 INSURANCE. Either directly, or indirectly through assignments of insurance policies provided by lessees of its properties, or by self insurance if consented to in writing by the Agent in its sole discretion on a case by case basis, keep its and each Loan Party's insurable properties (including but not limited to the Collateral) adequately insured and maintain
(a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of Borrower or its Subsidiaries, as the case may be, (b) necessary worker's compensation insurance, (c) public liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Agent, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as may be satisfactory to the Agent; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent in writing, the Collateral shall be insured for its replacement cost and all insurance policies shall be written by a company (or companies) having an A.M. Best rating of "A-" or better. Borrower will promptly deliver to the Agent evidence satisfactory to the Agent that such insurance has been so procured and shall deliver evidence of each renewal thereof upon the request of the Agent. If Borrower fails to maintain satisfactory insurance as herein provided, the Agent shall have the option to do so, and Borrower agrees to repay the Agent upon demand, with interest at the Legal Rate, all amounts so expended by the Agent. Borrower hereby appoints the Agent or any employee or agent of the Agent as Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Agent or any employee or agent of the Agent, on behalf of Borrower, (a) to adjust and compromise any loss under said insurance, (b) at any time after the occurrence during the existence of an Event of Default, to notify the companies that have issued said insurance to change the address of delivery of Borrower's mail to an address designated by the Agent, (c) at any time after the occurrence during the existence of an Event of Default, to open, to receive, open and dispose of all mail addressed to Borrower, to demand payment and (d) to endorse any check or draft payable to Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness; provided, however, that the Agent shall not be required hereunder so to act.

    6.3 TAXES. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon Borrower or any Loan Party or any Subsidiaries of any of them, and their property, except to the extent being contested in good faith. If any contested amount exceeds $10,000, upon the Agent's request Borrower shall escrow funds, post bond, or provide other security, in an amount and manner satisfactory to the Agent. If Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest the Agent shall have the option to do so, and Borrower agrees to repay the Agent upon demand, with interest at the Legal Rate, all amounts so expended by the Agent. At the request of the Agent or any Bank, Borrower shall, at Borrower's expense, subscribe to a tax monitoring service acceptable to the Agent in order to monitor the payment of any such taxes and assessments and the filing of any liens against the property of Borrower or any of its Subsidiaries, Borrower agreeing to supply the Agent with copies of each report delivered to Borrower by such tax monitoring service. As an alternative to the preceding sentence, Borrower agrees that the Agent itself, at Borrower's expense, may subscribe to such a tax monitoring service as to taxes, assessments and liens applicable to Borrower's or any of its Subsidiaries' property.

    6.4 MAINTAIN LIMITED PARTNERSHIP AND BUSINESS. Except as otherwise consented to in writing by the Agent in its sole discretion, do or cause to be done all things necessary to preserve and keep in full force and effect Borrower's and each Loan Party's existence, rights and franchises and comply with all applicable laws; continue to conduct and operate its and each Loan Party's and each of their respective Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its and each Loan Party's and each of their respective Subsidiaries' property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    6.5 MAINTAIN COMBINED TANGIBLE NET WORTH. Maintain at all times (a) a sum of (i) Combined Tangible Net Worth of Borrower and MLP on a combined basis plus (ii) the amount of partners' capital returned to its partnership interest or investment unit holders after September 30, 1996, which is not less than (b) the sum of (i) $85,000,000 plus (ii) 100% of the net proceeds of any and all equity offerings (other than equity comprising the purchase price paid by a Loan Party for Real Property which is included in the Collateral) that are made after the date of this Agreement of Borrower or MLP or any Affiliate of either or both of them.

    6.6 MAINTAIN COMBINED GAAP PARTNERS' CAPITAL. Maintain at all times (a) a sum of (i) Combined GAAP Partners' Capital of Borrower and MLP on a combined basis plus (ii) the amount of partners' capital returned to its partnership interest or investment unit holders after September 30, 1996, which is not less than (b) the sum of (i) $100,000,000 plus (ii) 100% of the net proceeds from any equity offerings (other than equity comprising the purchase price paid by a Loan Party for Real Property which is included in the Collateral) that are made on or after the date of this Agreement by Borrower or MLP or any Affiliate of either or both of them.

    6.7  MAINTAIN COMBINED DEBT RATIO.  Maintain at all times the ratio of
(a) Combined Debt to (b) the sum of (i) Combined Tangible Net Worth of Borrower and MLP on a combined basis plus (ii) the amount of partners' capital returned to its partnership interest or investment unit holders after September 30, 1996, at not more than 1.50 to 1.0.

    6.8 MAINTAIN COMBINED FIXED CHARGE COVERAGE RATIO. Maintain at all times the ratio of Annualized Combined Adjusted Cash Flow to Combined Fixed Charges of Borrower and MLP on a combined basis of not less than 2.25 to 1.0.

    6.9 MAINTAIN COMBINED TOTAL FUNDED DEBT TO COMBINED TOTAL CAPITALIZATION RATIO. Maintain at all times the ratio of (a) Combined Total Funded Debt to
(b) the sum of (i) Combined Total Capitalization of Borrower and MLP on a combined basis plus (ii) the amount of partners' capital returned to its partnership interest or investment unit holders after September 30, 1996, of not greater than 0.55 to 1.0.

    6.10 MAINTAIN MINIMUM COMBINED CASH FLOW COVERAGE. Maintain at all times the ratio of (a) Annualized Combined Adjusted Cash Flow to Pro Forma Five Year Combined Total Funded Debt Amortization of Borrower and MLP on a combined basis at not less than 0.95 to 1.0 and (b) Annualized Combined Adjusted Cash Flow to Pro Forma Twenty Year Combined Total Funded Debt Amortization of Borrower and MLP on a combined basis at not less than 2.00 to
1.0. The historical and prospective Net Income of each Loan Party attributable to any Real Property of any Loan Party and/or any leases or rentals thereon that is encumbered by any mortgage, deed of trust, assignment or other encumbrance by any Person other than or in addition to those in favor of the Agent securing the Indebtedness, or those in favor of the Agent securing Term Notes Debt and the Indebtedness, regardless of the record or contractual priority of such mortgage, deed of trust or other encumbrance, shall be excluded from the calculation of Combined Cash Flow and Annualized Combined Adjusted Cash Flow for all purposes of this Agreement (including without limitation the purposes of determining Borrower's compliance with this SECTION 6.10).

    6.11 ERISA. (a) At all times meet the minimum funding requirements of ERISA with respect to Borrower's and each Loan Party's employee benefit plans subject to ERISA; (b) promptly after Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Agent a certificate of the chief financial officer of Borrower setting forth details as to such event or proceedings and the action which Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and
(c) furnish to the Agent (or cause the plan administrator to furnish the Agent) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by Borrower not later than ten days after such report has been so filed.

    6.12 USE OF LOAN PROCEEDS. Use the proceeds of the Advances and Letters of Credit hereunder only for the purposes set forth in SECTION 2.14 of this Agreement.

    6.13 COLLATERAL AUDITS. Permit the Agent to conduct audits of the Collateral and of Borrower's books and records as often as the Agent, in its credit judgment, deems such audits to be necessary. Upon the Agent's request, Borrower shall reimburse the Agent for the reasonable costs and expenses expended by the Agent in connection with such audits.

    6.14 LIENS. Promptly notify the Agent of any liens in excess of $10,000 individually or $250,000 in the aggregate of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens.

    6.15 COPIES OF LEASES. Deliver to the Agent: (a) within thirty (30) days following the date hereof, copies of all leases of Real Property, together with any and all amendments and modifications to such leases, entered into on or before the date hereof between any Loan Party and any Person, under which such Loan Party is a lessor; and (b) within thirty (30) days following the entering into thereof, copies of all leases of Real Property entered into after the date hereof, together with any and all amendments and modifications to any leases of Real Property entered into after the date hereof, between any Loan Party and any Person, under which such Loan Party is a lessor.

    6.16 EXECUTION, DELIVERY AND RECORDATION OF LEASE ASSIGNMENTS ON REAL PROPERTY ACQUIRED IN THE FUTURE. Assign, and cause each Loan Party and general partner, trustee or Subsidiary thereof to assign, to the Agent for the benefit of the Agent and the Banks, as additional collateral for the Indebtedness, all of such Person's right, title and interest in all Real Property and interests therein acquired by any Person after the date hereof, and execute and deliver to the Agent for the benefit of the Agent and the Banks, in form and content acceptable to the Agent and sufficient for filing and recording with such filing or recording offices as the Agent and the Banks shall deem appropriate, Lease Assignments covering all of such Real Property, and deliver to the Agent with respect to all such Real Property (i) a mortgagee/lender title policy(ies) which satisfies the requirements thereof in SECTION 6.17 of this Agreement showing that such Person's right, title and interest therein is not subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character except for Permitted Liens, liens in favor of the Bank and other liens which may be consented to in writing by the Agent and the Banks from time to time, and
(ii) a certificate that such Real Property is not located in an identified "flood hazard area" in which flood insurance has been made available pursuant to the National Flood Insurance Reform Act of 1994 and the regulations thereunder (or, if such Real Property is located in such an identified area, evidence of such Loan Party having obtained flood insurance with respect thereto).

    6.17 CLOSINGS OF REAL PROPERTY ACQUISITIONS. Conduct all closings of all purchases or acquisitions of Real Property by any Loan Party through a title company satisfactory to the Agent, obtain an owner's title policy or leasehold policy duly issued to any Loan Party by a title insurer satisfactory to the Agent, and promptly following such closing deliver to the Agent a true and correct copy of each such owner's title policy or leasehold policy issued to such Loan Party in connection therewith. For purposes hereof, Commonwealth Land Title Company, Chicago Title Company, Ticor, Fidelity National Title Insurance Company, Stewart Title Company and First American Title Company shall all be deemed acceptable. Such Loan Party shall also deliver to the Agent as a part of each such closing (i) Lease Assignments covering each such Real Property purchased or acquired, (ii) a mortgagee/lender title insurance commitment in form and substance satisfactory to the Agent and the Banks covering each such Real Property purchased or acquired and with respect to which all costs of policy issuance have been paid by Borrower (or other Loan Party), promptly followed by a policy naming the Agent for the benefit of itself and the Banks as an insured thereunder, (iii) copies of all leases pertaining to such Real Property, (iv) a closing statement pertaining to such Real Property purchase or acquisition,
(v) evidence of casualty, liability and other insurance acquired under
SECTION 6.2 of this Agreement with respect to such Real Property or required under any lease on such Real Property, (vi) the cover sheet of the environmental site assessment pertaining to such Real Property which identifies such Real Property and sets forth the conclusion and/or executive summary of such report, (vii) the flood insurance certificates or evidence of flood insurance, as the case may be, with respect to such Real Property described in SECTION 6.16 of this Agreement and (viii) all other agreements, documents and instruments required by the Agent to create, evidence or perfect the lien and security interest of itself and the Agent for the benefit of the Banks on such Real Property.

    6.18 EVIDENCE OF AUTHORITY TO CONDUCT BUSINESS. Promptly obtain and deliver, and cause each Loan Party and general partner, trustee or Subsidiary thereof to obtain and deliver, to Agent evidence of Borrower's and such other Person's qualification and good standing to do business in each state where it now or hereafter does business, except in states where the failure to be qualified or in good standing could not reasonably be expected to have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of such Person.

                        SECTION 7.  NEGATIVE COVENANTS

    On a continuing basis from the date of this Agreement until the later of
(a) the Termination Date or (b) when the Indebtedness is paid in full, Borrower has performed all of its other obligations hereunder and all commitments and other obligations of the Agent and the

Banks under the Loan Documents have terminated, Borrower covenants and agrees that it will not, that it will not permit any Subsidiary to, and that each Guarantor and each other Loan Party will not:

    7.1 DISTRIBUTIONS. Declare or pay during any calendar year any distribution (whether by reduction of capital or otherwise) with respect to any of its equity interests in excess of the sum of (A) Net Income, plus (B) depreciation and amortization, plus (C) reduction in net investment in direct financing leases, plus (D) provision for writedowns and disposal of Real Property; PROVIDED, HOWEVER, that in the event that a Default or Event of Default then exists or would result therefrom, neither Borrower nor MLP shall declare or pay any distribution (whether by reduction of capital or otherwise) with respect to any of its equity interests.

    7.2 ACQUISITION OF EQUITY INTERESTS. Purchase, redeem, retire or otherwise acquire any of its general partnership interests or limited partnership interests (or any units representing the same) of any of its general partners or limited partners, or make any commitment to do so; PROVIDED, HOWEVER, that MLP shall be permitted to do so as long as no Default or Event of Default then exists or would result therefrom.

    7.3 LIENS AND ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including, without limitation, any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired other than Permitted Liens.

    7.4 INDEBTEDNESS. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness,
(b) Subordinated Debt, (c) existing indebtedness to the extent set forth on
SCHEDULE 5.11 of this Agreement, (d) trade indebtedness incurred and paid in the ordinary course of business, (e) contingent indebtedness to the extent permitted by SECTION 7.6 of this Agreement, (f) indebtedness secured by Permitted Liens, (g) indebtedness of the type and amounts described on
SCHEDULE 7.4, (h) obligations of Borrower or MLP to issue limited partnership interests of Guarantor as consideration for Borrower's purchase of real property which do not involve any obligation to pay money, (i) reimbursement obligations of Borrower under a Letter of Credit, (j) Term Notes Debt and (k) obligations of any Loan Party to pay a deferred portion down payments and earnest money deposits, which are disclosed in advance in writing to the Agent, for the purchase of commercial restaurant properties and which, together with the portion of such down payments and earnest money deposits previously paid, do not exceed ten percent (10%) of the proposed purchase price of such properties (as determined on a property by property basis)

    7.5 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person; PROVIDED, HOWEVER, that as long as no Default or Event of Default then exists or would result therefrom, Borrower shall be permitted to make (a) advances in a cumulative aggregate amount not to exceed $7,500,000 for the purpose of repair and refurbishment of the restaurant improvements situated on its Real Properties, (b) advances to USRP Development Company in a cumulative aggregate amount not to exceed $10,000,000 for the development of Co-Branded Properties projects approved in writing by the Majority Banks in the Majority Banks' sole discretion (provided that (I) in the event that Borrower shall have made a written request to the Agent and each of the Banks for such approval and provided to them all of the information described in SECTION 4.2.2 (d) of this Agreement concerning such project, such request shall be deemed approved if the Majority Banks have not notified the Borrower, orally or in writing, of their approval or disapproval of such request within five (5) Business Days following the later of (A) the date upon which all of the Banks have actually received such request or (B) the date upon which all of the information described in SECTION 4.2.2(d) shall have been delivered by Borrower to all of the Banks and the Agent and (II) Borrower's project known as "Hunt-Woodbine" located at the corner of Loop 820 and Beach Street in Fort Worth, Texas and Borrower's project known as "Cuellar" located at I-30 and White Hills Drive, Rockwall, Texas hereby are deemed approved by the Majority Banks), and (c) down payments and earnest money deposits which are disclosed in advance in writing to the Agent for the purchase of commercial restaurant properties and which, together with the deferred portion of such down payments and earnest money deposits, do not exceed ten percent (10%) of the proposed purchase price of such properties (as determined on a property by property basis); PROVIDED, HOWEVER, that any promissory note or other evidence of such indebtedness and any collateral or security for the same shall be pledged and assigned to the Agent for the benefit of itself and the Banks in such manner as the Agent may require.

    7.6 GUARANTEE OBLIGATIONS. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for (a) the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection and (b) the guaranty of royalty and advertising cooperative obligations, in an aggregate amount not to exceed $500,000 at any time, of an Affiliate under a franchise agreement to which such Affiliate is a party, provided that the franchise agreement covers the restaurant situated on Real Property leased by Borrower to such Affiliate.

    7.7 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

    7.8 PROPERTY TRANSFER, MERGER OR LEASE-BACK. (a) Sell, lease, transfer or otherwise dispose of in any calendar year properties and assets having an aggregate value of more than $5,000,000 (whether in one transaction or in a series of transactions) without the prior written consent of the Majority Banks; PROVIDED, HOWEVER, that all of the proceeds of all sales, leases, transfers or other dispositions shall in any event be paid to the Agent for the ratable benefit of the Banks in repayment of the Advances and Letter of Credit Exposure then outstanding; (b) except as otherwise consented to in writing by the Agent and the Majority Banks, change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock or form or acquire any Subsidiary except a Subsidiary engaged in substantially the same business as Borrower, provided that such Subsidiary has guaranteed the Indebtedness and has agreed to abide by such covenants, which contain substantially the same terms as the warranties and covenants set forth in SECTIONS 5, 6 and 7 of this Agreement and which are otherwise in form and substance satisfactory to the Bank; or (c), except as otherwise consented to in writing by the Agent and the Majority Banks, enter into any sale-leaseback transaction as a lessee.

    7.9 ACQUIRE SECURITIES. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for (a) certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, (b) the purchase partnership interests and other securities of Persons substantially all of the business of which is the rental of restaurant real property, provided that (i) the aggregate amount of such securities owned by Borrower, Guarantor and the Subsidiaries may not exceed, at any one time $2,000,000, and (ii) Borrower shall sell or otherwise dispose of each such security (including a disposition by the purchase or liquidation into Borrower of all or substantially all of the assets of such Person), within twelve (12) months after the date of acquisition, (c) instruments issued by the Agent or any of the Banks, (d) money market instruments, (e) obligations from United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, as a counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than fourteen (14) days after the purchase thereof, (f) mutual funds investing in obligations of the type described in CLAUSES (e) and (f) and this SECTION 7.9, and (g) direct obligations of the United States Government maturing within one (1) year from the date of acquisition thereof.

    7.10 PENSION PLAN. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of any Loan Party to the PBGC which, in the opinion of the Agent, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of any Loan Party.

    7.11 MISREPRESENTATION. Furnish the Agent or any Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

    7.12 MARGIN STOCK. Apply any of the proceeds of any Advance or Letter of Credit Exposure to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

    7.13 PURCHASE OR ACQUIRE CERTAIN PROPERTIES. Purchase or acquire (a)_any property(ies) or leasehold interest(s) in a single transaction or series of related transactions having an aggregate cost to Borrower in excess of $10,000,000 (exclusive of the portion of such cost that is paid in the form of partnership equity investment units in MLP) without the prior written consent of the Agent and the Majority Banks (with consent or notification of non-consent from the Agent and the Majority Banks to be communicated to Borrower within ten (10) Business Days following Borrower's written request therefor to them), unless each of the same at the time of such purchase or acquisition are occupied by a tenant operating a "Top Twenty Restaurant Chain" (as determined by the then most recent annual ranking of Nation's Restaurant News) commercial restaurant thereon; or (b) any leasehold interest(s) in a single transaction or a series of related transactions in which all rent and obligations of any Loan Party under the leasehold interest(s) acquired in such transaction(s) are greater than twenty percent (20%) of the lease rental income of such Loan Party from the tenant lease(s) of the restaurants located on such leasehold interests.

    7.14 LEASE TERMS AND RENEWALS. Enter into, renew, modify or otherwise become obligated under any present or future lease (as lessor or lessee) except on such terms as are made on an arm's length basis, in good faith, and do not and would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business or operations (financial or otherwise) of any Loan Party.

    7.15 AMENDMENT OF PARTNERSHIP AGREEMENT; REMOVAL OF THE GENERAL PARTNER. Except as otherwise consented to in writing by the Majority Banks, allow or permit (a) any amendment or modification of Borrower's Partnership Agreement or MLP's Partnership Agreement in any respect or (b) any removal, addition or substitution of a general partner in Borrower or MLP.

    7.16 LIMITATION OF TENANT FRANCHISEE CONCENTRATIONS. Permit more than twenty percent (20%) of the number of Real Property locations of the Loan Parties to be occupied by tenants operating businesses thereon which are not either (i) restaurants listed as "Top Fifty Chain Restaurant Companies" in the then most recent ranking published by Technomic or (ii) restaurants listed as "Top Fifty-Restaurants Only" in the then most recent ranking published by Nations Restaurant News.

              SECTION 8.  PROVISIONS REGARDING ENVIRONMENTAL LAWS

    8.1 COVENANTS REGARDING ENVIRONMENTAL COMPLIANCE. Borrower hereby covenants and agrees with the Agent and each of the Banks as follows:

         8.1.1 HAZARDOUS SUBSTANCE USE, MANUFACTURE. Borrower shall not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, or about the Real Property or transport to or from the Real Property any Hazardous Substance, or allow any other person or entity to do so on the Real Property, except in strict compliance with all applicable laws (including all applicable Environmental Laws).

         8.1.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower shall keep and maintain the Real Property in compliance with, and shall not cause the Real Property to be in violation of, any applicable Environmental Law.

         8.1.3 NOTICES. Borrower shall give prompt written notice to the Agent of:

         (a) any proceeding or written inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Real Property or the migration thereof from or to other property;

         (b) all written claims made or threatened by any third party against Borrower or the Real Property relating to any loss or injury resulting from any Hazardous Substance;

         (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that would reasonably be expected to cause the Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of the Real Property under any applicable Environmental Law, or to be otherwise subject to any material restrictions on the ownership, occupancy, transferability or use of the Real Property under any applicable Environmental Law;

         (d) any written notice of violation or complaint from a governmental authority and relating to an applicable Environmental Law;

         (e) any written notices or reports Borrower provides to a governmental authority relating to instances of non-compliance with an applicable Environmental Law; and

         (f) any written application Borrower provides to a governmental authority to obtain or amend a permit or approval relating to the generation, storage, treatment, or disposal of a Hazardous Substance or air contaminant.

         8.1.4 DELIVERY OF PREMISES TO THE BANK. In the event any Lease Assignment or any mortgage securing the Indebtedness is foreclosed or Borrower tenders a deed in lieu of foreclosure with respect to any Real Property, Borrower shall deliver such Real Property to the Agent for the benefit of itself and each of the Banks free of any and all Hazardous Substances so that the condition of such Real Property shall not be a violation of any Environmental Laws.

         8.1.5 INDEMNITY. Borrower shall defend, indemnify and hold harmless the Agent and each of the Banks, its employees, agents, officers, directors, successors and assigns from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including, without limitation, attorney's and consultant's fees (said attorneys and consultants to be selected by the Majority Banks), investigation and laboratory fees, environmental studies required by the Majority Banks (whether prior to foreclosure or otherwise), court costs and litigation expenses, any of which arise out of or are related to: (a) the use, generation, manufacture, production, storage, presence, disposal, release or threatened release of any Hazardous Substance on, from or affecting the Real Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon,
(b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance, (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Substances, (d) the cost of removal of all such Hazardous Substances from all or any portions of the Real Property, (e) taking necessary precautions to protect against the release of Hazardous Substances on or affecting the Real Property, (f) complying with all Environmental Laws, (g) any violation of Environmental Laws or requirements of the Agent which are based upon or in any way related to such Hazardous Substances, and/or (h) the costs of any repair, cleanup or remediation of the Real Property and the preparation and implementation of any closure, remedial or other plans required to be undertaken by applicable Environmental Laws. Upon the Majority Banks' request, Borrower shall execute a separate indemnity covering the foregoing matters.

         8.1.6 REMEDIAL WORK. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "REMEDIAL WORK") is required to be undertaken under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or reasonably threatened future presence or release of a Hazardous Substance in or into the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Real Property (or any portion thereof), Borrower shall promptly after written demand for performance thereof by appropriate governmental authorities (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by contractors selected by Borrower and approved in advance by the Majority Banks, and under the supervision of a consulting engineer selected by Borrower and approved by the Agent (which approval the Agent shall not unreasonably withhold). All costs and expenses of such Remedial Work shall be paid by Borrower including, but not limited to, the Agent's reasonable attorneys' fees and reasonable costs incurred in connection with its monitoring or review of such Remedial Work. Notwithstanding the foregoing, Borrower shall not be deemed to have breached this SECTION 8.1.6 if (a) Borrower's noncompliance hereunder resulted from good faith error or innocent omission, (b) Borrower after obtaining knowledge of such noncompliance commences and diligently pursues a cure of such breach, and (c) such noncompliance is cured within ninety (90) Business Days following Borrower's receipt of notice of such noncompliance from the Agent, any appropriate governmental authorities or otherwise and such noncompliance has not resulted in a material adverse effect on the Collateral or Borrower's business, financial condition or operation.

         8.1.7 CERTAIN RIGHTS OF THE BANK. Upon the Agent's or any Bank's receipt of notice from any source concerning the existence of any Hazardous Substance or the noncompliance by Borrower or any Real Property with any Environmental Law, which matter, if true, could result in an order, suit or other action against Borrower and/or any Real Property and which could, in the Majority Banks' commercially reasonable discretion, jeopardize Borrower's



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

ability to repay the Indebtedness or impair the value of any material portion of the Collateral, the Majority Banks shall have the right (but not the obligation) to require a repayment of all or any portion of the Indebtedness (and a corresponding pro tanto reduction of the Overall Commitment Amount) as the Majority Banks shall determine, in their sole and absolute discretion, irrespective of the existence or non-existence of any Default or Event of Default at such time. The foregoing sentence shall not be deemed to limit any other rights the Agent may have under this Agreement, any other document, or at law or in equity. All reasonable costs and expenses incurred by the Agent in the exercise of any such rights shall become part of the Indebtedness, shall be secured by the collateral contemplated hereunder, and shall be payable by Borrower upon demand.

    8.2 REPRESENTATIONS AND WARRANTIES RELATING TO ENVIRONMENTAL MATTERS. Borrower represents and warrants to the Agent and each of the Banks that, except as disclosed on _ SCHEDULE 8.2 hereto:

         8.2.1 NO EXISTING VIOLATION. Neither the Real Property nor Borrower is in violation of or subject to any existing, pending or, to the knowledge of Borrower, threatened investigation by any governmental authority under any Environmental Law.

         8.2.2 NO PERMITS REQUIRED. Borrower has not acquired and is not required by any applicable Environmental Law to obtain any permits or license to construct or use any improvements, fixtures or equipment forming a part of the Real Property except such permits or licenses as have been obtained.

         8.2.3 PREVIOUS USES. Borrower or its environmental advisors has made diligent inquiry into previous uses and ownership of the Real Property, and based upon such inquiry has no knowledge of any Hazardous Substance disposed of or released on or to the Real Property in any quantity requiring remediation.

         8.2.4 USE BY BORROWER. Borrower's prior, present and intended use of the Real Property will not result in the disposal or release of any Hazardous Substance on or to the Real Property except in material compliance with applicable law.

         8.2.5 UNDERGROUND STORAGE. No underground storage tanks, whether or not containing any Hazardous Substances, are located on or under the Real Property.

    8.3 ENVIRONMENTAL RISK ASSESSMENT. Within thirty (30) days after a written request therefor by the Agent, Borrower shall deliver to the Agent and each of the Banks a report prepared at Borrower's cost and expense by an environmental consultant acceptable to the Majority Banks, detailing the results of an environmental investigation concerning the Real Property or any portion thereof designated in such notice, including results of any soil and ground water samples that may have been taken in connection with such investigation.

    8.4 SURVIVAL OF OBLIGATIONS. The provisions of this SECTION 8 shall be in addition to any and all other obligations and liabilities Borrower may have to the Agent and each of the Banks at common law or pursuant to any other agreement and, notwithstanding anything in

SECTION 11.13 hereof to the contrary, shall survive (a) the repayment of the Revolving Credit Note and all other Indebtedness, (b) the satisfaction of all of Borrower's other obligations hereunder and under the other loan documents,
(c) the discharge of any mortgage which has been or is hereafter granted to the Agent and any of the Banks, and (d) the foreclosure or acceptance of a deed in lieu of foreclosure of any mortgage which has been or is hereafter granted to the Agent or any of the Banks.

                SECTION 9.  EVENTS OF DEFAULT - ENFORCEMENT -
                           APPLICATION OF PROCEEDS

    9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         9.1.1 FAILURE TO PAY MONIES DUE. If Borrower shall fail to pay, within three (3) days of the date when such payment is due, any of the Indebtedness, including, without limitation, any principal or interest under the Revolving Credit Note or any taxes, insurance or other amount payable by Borrower under this Agreement or under any document executed in connection herewith, or if General Partner and/or any Guarantor shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of such Person to the Agent and/or any of the Banks.

         9.1.2 MISREPRESENTATION. If any warranty or representation of Borrower in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Agent and/or any of the Banks by or on behalf of Borrower, shall prove to be false or misleading in any material respect.

         9.1.3 NONCOMPLIANCE WITH THE BANK AGREEMENTS. If Borrower, General Partner and/or any Guarantor shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement, the Lease Assignment, any Guaranty, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by Borrower within twenty (20) days after the earlier of the date of notice to Borrower by the Agent and/or any of the Banks of such Default or the date the Agent is notified, or should have been notified pursuant to Borrower's obligation under
SECTION 6.1.6 hereof, of such Default, provided that with respect to any noncompliance with SECTION 8 hereof which requires Remedial Work, such twenty
(20) day period shall be extended to such time as is required under SECTION
8.1.6 hereof.

         9.1.4 OTHER DEFAULTS. If Borrower, General Partner and/or any Guarantor shall default in the payment when due of any of its indebtedness (other than indebtedness owing to the Agent and/or any of the Banks) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof (provided however, if the Borrower, General Partner or any Guarantor shall give prompt notice of such default to the Agent under SECTION 6.1.6 hereof, together with evidence of the bona fide contest of the same by appropriate and lawful proceedings and the Agent shall be provided with reasonable assurances or collateral such that such default will not have a material adverse effect on the business or operations (financial or otherwise) of the Borrower, General Partner or any Guarantor or the value of any material portion of the Collateral then, in that event there shall be no Event of Default until such time as an adverse final judgment has been entered in the matter, subject, however, to the provisions of SECTION 9.1.5 below); or

         9.1.5 JUDGMENTS. If there shall be rendered against Borrower, General Partner and/or any Guarantor one or more judgments or decrees involving an aggregate liability of $250,000 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of Borrower, General Partner and/or any Guarantor shall be issued and levied in an action claiming $250,000 or more and not released or appealed and bonded/secured in an amount and manner reasonably satisfactory to the Agent within thirty (30) days after such issuance and levy.

         9.1.6 BUSINESS SUSPENSION, THE BANKRUPTCY, ETC. If Borrower, General Partner and/or any Guarantor shall voluntarily suspend transaction of its business; or if Borrower, General Partner and/or any Guarantor shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in the Bankruptcy, or for reorganization or liquidation of Borrower, General Partner or any Guarantor under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced or shall be commenced against Borrower, General Partner or any Guarantor and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for Borrower, General Partner or any Guarantor or for any substantial portion of its respective properties or assets.

         9.1.7 CHANGE OF MANAGEMENT OR OWNERSHIP. If, without the prior written consent of the Majority Banks, (a) General Partner or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more Persons other than the existing shareholders of General Partner set forth on SCHEDULE 5.16, whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise, (b) General Partner and/or any Guarantor transfers, assigns or pledges any interest, legal or beneficial, in the interest of such partner in Borrower to any Person other than the Agent for the benefit of itself and the Banks, (c) a change in Borrower's senior management occurs which in the Agent's sole judgment could be expected to adversely affect Borrower's ability to carry on its business as conducted before such change, (d) General Partner at any time ceases to be or no longer is the sole general partner of Borrower for any reason whatsoever, (e) General Partner at any time ceases to be or no longer is the sole General Partner of MLP for any reason whatsoever, or (f) there exists any general partner in Borrower or MLP other than General Partner.

         9.1.8  INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE BENEFIT PLAN(S)
OR OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If (a) Borrower, General Partner or any Guarantor shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower, General Partner or any Guarantor to the PBGC which in the reasonable opinion of the Agent will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower, General Partner or any Guarantor or (b) there shall occur, with respect to any pension plan maintained by Borrower, General
Partner or any Guarantor any reportable event (within the meaning of Section 4043(b) of ERISA) which the Agent shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Agent gives written notice to Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Agent, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower, General Partner or any Guarantor.

    9.2 ACCELERATION OF INDEBTEDNESS; REMEDIES. (a) Upon the occurrence of an Event of Default, all Indebtedness shall be due and payable in full immediately at the option of the Majority Banks without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then immediately fully paid, the Agent, at the direction of the Majority Banks, shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, any or all Lease Assignments or other Loan Document or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral (subject, in regards to any Burger King Restaurant Location, to any applicable limitations contained in SECTION 9.2(B) of this Agreement) and to set off against the Indebtedness any amount owing by the Agent and/or any Bank to Borrower and/or any property of Borrower in its possession. Borrower agrees, upon request of the Agent to assemble the Collateral and make it available to the Agent at any place designated by the Agent, as the case may be, which is reasonably convenient to the Agent, as the case may be, and Borrower. In addition to and not in limitation of the other provisions of this SECTION 9.2, upon the occurrence of an Event of Default, the Agent and each of the Banks may, at its option, terminate its commitment under this Agreement to make Advances.

    (b) Except as may otherwise be agreed to or consented to by BKC from time to time, and only to the extent that such a requirement may exist under the Borrower's Partnership Agreement, before any foreclosure on any Burger King Restaurant Location (or other transfer of any Burger King Restaurant Location occurring in connection with enforcement proceedings by the Agent against such Burger King Restaurant Location) may be had under any Lease Assignment covering the same the Agent shall first notify BKC in writing of its intent to foreclose or effect another transfer and shall first offer such property to BKC at the price and on the other terms and conditions specified in a written offer from a prospective purchaser (which may be the Agent and/or any Bank) in connection with such foreclosure or other transfer. The terms of this SECTION 9.2(B) shall be deemed to be effective as of the date of the Original Agreement. In accordance with the Borrower's Partnership Agreement, Borrower warrants and represents to the Agent and the Banks that the credit facility contemplated under this Agreement and secured by the Collateral (which includes without limitation Burger King Restaurant Locations) is a bona fide transaction and that the Agent and the Banks are unrelated to and unaffiliated with BKC, the Managing General Partner (as such term is defined in Borrower's Partnership Agreement) or any Affiliate (as such term is defined in Borrower's Partnership Agreement) thereof.

    9.3 ONE OBLIGATION; APPLICATION OF PROCEEDS. All of the Indebtedness, including the Advances, shall constitute one loan and obligation, secured by the Agent's and each Bank's lien or security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Borrower to the Agent for the benefit of itself and the Banks. Upon the occurrence of an Event of Default, the Agent may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Agent, first upon all expenses authorized by the UCC or other applicable law or Loan Document or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Agent. The balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to the costs and expenses of the Agent, then to interest, then to principal, and then to other Indebtedness. The surplus, if any, shall be paid over to Borrower or to such other Person or Persons as may be entitled thereto under applicable law. Borrower shall remain liable for any deficiency, which Borrower shall pay to the Agent and each Bank immediately upon demand.

    9.4 CUMULATIVE REMEDIES. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Agent or any Bank from pursuing any other remedy for the recovery of any other sum to which it may be or become entitled for the breach of this Agreement by Borrower.

    9.5 PAYABLE UPON DEMAND. To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement or any document contemplated hereby shall be construed to prevent the Agent from making demand, with or without reason, for immediate payment of all or any part of such Indebtedness at any time or times, whether or not a Default or an Event of Default has occurred.

                               SECTION 10. THE AGENT

    10.1 AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Revolving Credit Note), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks pursuant to the terms of the Intercreditor Agreement;

PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. In addition to and not in limitation of the foregoing, each Bank hereby specifically appoints and authorizes Agent to act as agent for and on behalf of such Bank as the Beneficiary under the Lease Assignments.

    10.2 DUTIES AND OBLIGATIONS. The Agent agrees to exercise the same degree of care in handling its duties under this Agreement as it would normally do with respect to credits of a comparable size, amount and nature held entirely for its own account. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat the payee of any Bank as the holder of such Bank's Pro Rata Share of the Indebtedness unless and until the Agent receives written notice of the assignment thereof signed by such Bank and the Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original Bank party hereto, in each case in form reasonably satisfactory to the Agent, (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (iii) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of Borrower made or deemed to be made hereunder. Further, the Agent (A) makes no warranty or representation to any Bank and shall not be responsible or have any liability to any Bank for the accuracy or completeness of any statements, warranties or representations (whether written or oral) made by Borrower in or in connection with this Agreement the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, the existence, validity, enforceability, effectiveness or priority of any lien or security interest in the Collateral granted or proposed to be granted under this Agreement, the Lease Agreement, or any other document, or the value, adequacy or existence of any Collateral, (B) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower.

    10.3 AGENT AND AFFILIATES. With respect to its commitment, the Advances made by it, the Letters of Credit issued by it, and its Pro Rata Share of the Indebtedness, the Agent shall have the same rights and powers under this Agreement as the other Banks and may exercise the same as though it were not the Agent; and the term "BANK" or "BANKS" shall, unless otherwise expressly indicated, include the Agent in its capacity as Bank. Comerica and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, all as if Comerica were not the Agent hereunder and without any duty to account therefor to the Banks, but in the event of such engagement, additional funds advanced by Comerica under such business outside of the contemplation of the

Advances, Letters of Credit and other credit accommodations described in this Agreement and the Loan Documents shall not be deemed to be part of the Indebtedness.

    10.4 BANK CREDIT DECISION. It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of Borrower. Accordingly, each Bank confirms to the Agent that such Bank has not relied, and will not hereafter rely, on the Agent (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by Borrower under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of Borrower. Each Bank acknowledges that a copy of this Agreement and a copy of the Exhibits hereto have been made available to it and to its individual legal counsel for review and such Bank acknowledges that it is satisfied with the form and substance of this Agreement and the Exhibits hereto.

    10.5 INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed by Borrower), ratably according to their respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Banks under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by Borrower.

    10.6 SUCCESSOR AGENT.  The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and Borrower. If no successor Agent shall have been appointed by the Majority Banks, and shall have accepted such appointment, within sixty (60) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint Compass as successor Agent (or if Compass does not accept such appointment, another successor Agent, which shall be either a Bank or a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least $50,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement arising after the date of such acceptance. After any retiring Agent's resignation hereunder as Agent, the provision of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    10.7 EXCHANGE OF INFORMATION. Each Bank and the Agent shall freely exchange with the other(s) of them any information relating to the condition, financial or otherwise, of any Loan Party, and Borrower hereby consents any and all prior, present or future such exchanges.

    10.8 BENEFIT OF THE AGENT AND THE BANKS ONLY. The terms and provisions of this SECTION 10 are for the sole and exclusive benefit of the Agent and the Banks, and not for the benefit of the any Loan Party or any other person. The provisions of this SECTION 10 may be modified and amended by the unanimous consent of the Agent and the Banks and the consent of Borrower shall not be required for any such modification or amendment.

                         SECTION 11.  MISCELLANEOUS

    11.1 CERTAIN RELEASES OF SPECIFIC REAL PROPERTY COLLATERAL. Upon the request of Borrower, the Agent and each of the Banks will, so long as there exists no Default or Event of Default, execute in connection with Borrower's sales of real property permitted under SECTION 7.8(A) of this Agreement releases of such property from the lien and encumbrance of the Lease Agreement covering such property, PROVIDED THAT (a) each such property to be released is being sold in the ordinary course of business by Borrower to BONA FIDE unrelated third parties, (b) either (i) such property is being replaced with substantially equivalent Real Property with a substantially equivalent stream of rent payments of similar credit quality or (ii) the sale of such property is for cash and the proceeds of the sale, net only of reasonable seller's closing costs, are applied by Borrower as a payment on the Advances, (c) the property to be released consists of the entire parcel or parcels of property acquired and is not a mere portion thereof, and (d) has submitted to the Agent properly prepared release documents in a form satisfactory to the Agent, and with respect to any new parcel described in CLAUSE (b)(i) hereof, properly prepared Lease Assignments (or other agreements, documents and instruments satisfactory to the Agent in its sole discretion) for such parcel, the warranty deed and closing statement for such property or properties, and such other information as the Agent shall reasonably request.

    11.2 INDEPENDENT RIGHTS. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

    11.3 COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

    11.4 WAIVERS AND AMENDMENTS. No forbearance on the part of the Agent or any of the Banks in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority
Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that any modification of, or waiver of compliance with any of the provisions of, this SECTION 11.4 or the Indebtedness or any terms affecting the maturity of or any other dates for payment of the amounts of any Indebtedness, the Advances, interest on the Advances, or the release of any Collateral (except to the extent contemplated hereunder), the Revolving Credit Note or the Indebtedness shall require the written agreement of the Agent and each of the Banks.

    11.5 GOVERNING LAW. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of Texas. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

    11.6 SURVIVAL OF WARRANTIES, ETC. All of Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Revolving Credit Note hereunder and shall be deemed to have been relied upon by the Agent and each of the Banks, notwithstanding any investigation heretofore or hereafter made by the Agent or any of the Banks. All statements contained in any certificate or other document delivered to the Agent or any of the Banks at any time by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower in connection with this Agreement.

    11.7 FURTHER ASSURANCES. Borrower agrees, at its cost and expense, to execute and deliver, and to cause each of its Subsidiaries and Affiliates to execute and deliver, all further instruments and documents (including without limitation any security agreement or fee or leasehold mortgage or deed of trust or assignment of leases or rents or any modifications to any existing mortgages and Lease Assignments as are necessary to reflect that the Indebtedness under this Agreement is a modification and extension of the indebtedness, liabilities and obligations arising under and contemplated by the Original Agreement in form and substance satisfactory to the Agent), and take all further action, that may be necessary or appropriate, or that the Agent or any of the Banks may request, in order to perfect or protect any lien or security interest granted or purported to be granted under the Lease Assignment or any other Loan Documents or with respect to any other Collateral and any other property (whether real, personal or mixed) owned or leased by Borrower or any of its Subsidiaries or Affiliates, now or in the future, that the Agent or the Majority Banks may specify.

    11.8 COSTS AND EXPENSES. Borrower agrees that it will reimburse the Agent, upon demand, for all costs and expenses incurred by it in connection with the preparation or making of this Agreement, the other Loan Documents and the other documents contemplated hereby, and of any amendments, modifications, waivers or consents with respect to this Agreement, the other Loan Documents or the other documents contemplated hereby. Borrower agrees that it will reimburse the Agent and/or and each of the Banks, upon demand, for all costs and expenses incurred by any of them in connection with (a) collecting or attempting to collect the Indebtedness or any part thereof; (b) maintaining or defending the Bank's security interests or liens (or the priority thereof); (c) the enforcement of any of their rights or remedies under this Agreement or the other documents contemplated hereby; and/or (d) any other matters or proceedings arising out of or in connection with any lending arrangement between the Agent and/or any of the Banks and Borrower, which costs and expenses include, without limitation, payments made by the Agent and/or any of the Banks for taxes, insurance, assessments, or other costs or expenses which Borrower is required to pay under this Agreement, any of the other Loan Documents or any of the other documents contemplated hereby; reasonable expenses related to the examination and appraisal of the Collateral;
reasonable audit expenses; court costs and reasonable attorneys' fees
(whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other costs and expenses of the Agent incurred in connection with any of the foregoing. All of such costs and expenses of the Agent and each of the Banks shall become part of the Indebtedness and shall be secured by the Collateral. Without limiting any of the foregoing, the Agent or any of the Banks may, at any time or times, in its sole discretion (without any obligation to do so), without waiving or releasing any obligations, liability or duty of Borrower under this Agreement or the other Loan Documents, or any Event of Default, (i) make any payment for taxes, insurance, assessments, or other costs or expenses which Borrower or any Loan Party is required to pay under this Agreement, any of the other Loan
Documents or any of the other documents contemplated hereby, (ii) pay when due, acquire or accept an assignment of any Lien or claim asserted by any Person against any of the Collateral and/or (iii) receive, and require the right to receive, notice and an opportunity to cure any default under any document or instrument encumbering or affecting all or any part of the Collateral (and Borrower, Guarantor, General Partner and each other Loan
Party shall execute and provide, and shall cause to be executed and provided, documentation reasonably acceptable to the Agent creating such rights to notice and opportunity to cure). All sums paid by the Agent or any such Bank in respect thereof and all costs, fees and expenses, including, without limitation, attorney's fees and court costs, which are incurred by the Agent or any such Bank on account thereof, shall be payable upon demand, by Borrower to the Agent for the ratable benefit of itself and such Banks, as the case may be, together with interest accruing at the Default Rate from the date of demand until paid and shall be secured by the Collateral. Neither the Agent nor any Bank shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

    11.9 PAYMENTS ON SATURDAYS, ETC. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

    11.10 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and/or such Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Document and although such deposits, indebtedness or obligations may be unmatured or contingent. Agent and such Bank agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and Banks under this SECTION 11.10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Banks may have. In the event of any such set-off the Bank or the Agent setting-off such amount shall promptly remit the proportionate share of such sum to the other Banks in accordance with their respective Pro Rata Share.

     11.11 BINDING EFFECT; SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of Borrower, the Agent and the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Majority Banks.

         (b) Each Bank shall have the right at any time, without the consent of Borrower or any other person, to assign, negotiate, hypothecate, or grant participations in this Agreement or in any of its commitments, Advances, rights and security under this Agreement and any of the other Loan Documents to either one or more of its affiliates which is a commercial banking or financial institution or to one or more of the Banks, and in the event of the exercise of such right shall promptly notify the Agent and the other Banks thereof.

         (c) Each Bank shall have the right at any time, to assign, negotiate, or hypothecate this Agreement or any of its commitments, Advances, rights and security under this Agreement and any of the other Loan Documents to any other commercial banking or financial institution; PROVIDED, HOWEVER, that (a) such Bank so assigning, negotiating, or hypothecating this Agreement shall promptly notify the Agent and the other Banks thereof and obtain the prior written consent of the Agent thereto and (b) the Commitment Amount being assigned by such Bank shall not be less than the lesser of (i) $10,000,000 or (ii) the entire Commitment Amount of such Bank.

         (d) Each Bank assigning or transferring any of its commitments, Advances, rights and security under this Agreement or any of the other Loan Documents shall, promptly upon request by the Agent, execute and deliver such documents and instruments reasonably requested by the Agent (collectively, a "BANK
     SUPPLEMENT") to evidence such assignment or transfer and to substitute the assignee or transferee as a Bank on all of the Loan Documents. Borrower hereby acknowledges and agrees that any assignment or transfer described in this SECTION 11.11 will give rise to a direct obligation of Borrower to the buyer, assignee, or transferee, as the case may be, and such person shall be considered a Bank and rely on, and possess all rights under, all opinions, certificates or other instruments delivered under or in connection with this Agreement or any other Loan Document. Borrower shall accord full recognition to any such assignment or transfer, and all rights and remedies of such Bank in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by the assignor Bank thereof before such assignment.

         (e) The Agent shall receive, in connection with each such agreement or transfer, a $2,500 processing and recordation fee payable by the assignee or transferee, as the case may be.

         (f) Additionally, each Bank shall have the right to sell or otherwise grant participations in the Agreement or in any of its commitments, Advances, Revolving Credit Note, rights and security under this Agreement and any of the other Loan Documents to any other commercial banking or financial institution, PROVIDED THAT:
     (i) such transferor Bank shall promptly notify Agent of the sale or grant of such participation and of the identity of such participant, (ii) such transferor Bank's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such transferor Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such transferor Bank shall remain the holder of its Pro Rata Share of the Revolving Credit Note for all purposes of this Agreement, (v) Borrower, the Agent and the other Banks shall continue to deal solely and directly with such transferor Bank in connection with such transferor Bank's rights and obligations under this Agreement, and (vi) such participant under any such participation shall not be in privity of contract with Borrower, the Agent and the Banks (other than the Bank from whom the participant obtained such participation) and shall not have any right to deal directly with Borrower, the Agent or such other Banks in connection with any approval of any amendment or waiver of any provision of this Agreement or any other Loan Document or approval of any consent to any departure therefrom by any party.

         (g) In connection with any proposed assignment, negotiation, hypothecation or granting of a participation, the Agent and any such Bank or Banks, as the case may be, may disclose to the proposed assignee or participant any information that Borrower is required to deliver to the Agent and/or the Banks pursuant to this Agreement or the other Loan Documents, and Borrower hereby agrees to cooperate fully with the Agent and the Banks, as the case may be, in providing any such information to any proposed assignee or participant.

    11.12 MAINTENANCE OF RECORDS. Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of its records.

    11.13 NOTICES. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two days after sending by first class mail, postage prepaid, addressed as follows, or to such other address as a party shall have designated to the other in writing in accordance with this section, except that notices to the Agent and/or the Banks pursuant to the provisions of SECTION 2 shall not be effective until received by the Agent and/or Banks, as the case may be:

    If to Borrower:               U.S. Restaurant Properties Operating L.P.
                                  5310 Harvest Hill Road
                                  Suite 270, L.B. 168
                                  Dallas, Texas  75230
                                  Attn:  Robert J. Stetson and Fred H. Margolin

    with a copy to:               Middleberg Riddle & Gianna, L.L.P.
                                  2323 Bryan Street, Suite 1600
                                  Dallas, Texas  75201
                                  Attn:  Richard S. Wilensky, Esq.

    If to the Agent or Comerica:  Comerica Bank-Texas
                                  P. O. Box 650282
                                  Dallas, Texas 75262-0282
                                  Attn:  Gary L. Emery

    with a copy to:               Hughes & Luce, L.L.P.
                                  1717 Main Street, Suite 2800
                                  Dallas, Texas 75201
                                  Attn:  James C. Chadwick, Esq.

    if to Compass:                Compass Bank
                                  8080 N. Central Expressway, Suite 370
                                  Dallas, Texas 75206
                                  Attn:  John H. Reichenbach

    if to LaSalle:                LaSalle National Bank
                                  135 South LaSalle Street
                                  Chicago, Illinois  60603
                                  Attn:  Douglas J. Lovette

    if to First American:         First American Bank Texas, SSB
                                  14651 Dallas Parkway, Suite 400
                                  Dallas, Texas  75240
                                  Attn:  Jeffrey Schultz



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


    with a copy to:              Mark A. Mesec & Associates
                                 14651 Dallas Parkway, Suite 400
                                 Dallas, Texas  75240
                                 Attn:  Mark A. Mesec, Esq.

    if to Guaranty Federal:      Guaranty Federal Bank, F.S.B.
                                 8333 Douglas Avenue
                                 Dallas, Texas  75225
                                 Attn:  Bruce G. Leib

and, if to a Bank other than Comerica, at the address of such Bank set forth on the most recent Bank Supplement to which such Bank is a party, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. The giving of at least five (5) days notice before the Agent or any Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require the Agent or any Bank to give five (5) days notice or any notice if not specifically required in this Agreement.

    11.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

    11.15 HEADINGS. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

    11.16 RELEASE AND DISCHARGE. Upon full payment of the Indebtedness (including without limitation all Advances and all Letter of Credit Exposure), performance by Borrower of all its other obligations hereunder and all commitments and other obligations of the Agent and the Banks under the Loan Documents having terminated, except as otherwise expressly provided herein, the parties shall thereupon automatically each be fully, finally and forever released and discharged from any claim, liability or obligation in connection with this Agreement and the other documents contemplated hereby.

    11.17 INCONSISTENCY WITH OTHER AGREEMENTS. To the extent any term or provision contained in this Agreement shall be inconsistent with any provision in any other document or instrument executed in connection herewith, this Agreement shall control.

    11.18 RELEASE. BORROWER AND GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE THE AGENT AND EACH OF THE BANKS, ITS PREDECESSORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH

BORROWER AND GUARANTOR, INDIVIDUALLY OR COLLECTIVELY, MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND EACH OF THE BANKS, ITS PREDECESSORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY ADVANCES, ADVANCES, LETTERS OF CREDIT OR OTHER INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

    11.19 DTPA WAIVER. BORROWER HEREBY WAIVES ALL OF ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS TO THE AGENT AND EACH OF THE BANKS THAT BORROWER
(A)_IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO THE AGENT AND EACH OF THE BANKS AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

    11.20 WAIVER OF JURY TRIAL. BORROWER, THE AGENT AND EACH OF THE BANKS HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH BORROWER AND THE AGENT OR ANY OF THE BANKS ARE PARTIES ARISING OUT OF THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY. BORROWER HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    11.21 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER "LOAN AGREEMENTS" (AS DEFINED IN SECTION 26.02(a)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    11.22 AMENDMENT AND RESTATEMENT. This Agreement and the financing commitments set forth herein constitute an amendment, modification and restatement, but not an extinguishment or novation, of the Original Agreement and the financing commitments set forth therein, the interest in the Original Agreement of Comerica thereunder having assigned to Comerica and Compass without recourse or warranty of any kind pursuant to the Assignment Agreement. This Agreement and the other Documents are not intended as, and shall not be construed as, a release, impairment or novation of the indebtedness, liabilities and obligations of Borrower or any of the other Loan Parties under the Original Agreement and the other agreements, documents and instruments executed in connection therewith or relating thereto or the liens and security interests granted therein, all of which liens and security interests are hereby modified and affirmed. With respect to matters relating to the period of this Agreement prior to the date hereof, all of the provisions of the Original Agreement are hereby ratified and confirmed, and shall remain in full force and effect; PROVIDED, HOWEVER, that with respect to the period prior to the date hereof, all parties hereto waive all prior defaults under the Original Agreement as to which Borrower has notified Comerica in writing prior to the date hereof. The Original Agreement, as modified by the provisions of this Agreement, shall be construed as one agreement.

                       [REMAINDER OF PAGE INTENTIONALLY BLANK]

       IN WITNESS WHEREOF, Borrower and the Banks have caused this Agreement to be executed in Dallas, Texas by their duly authorized officers as of the day and year first written above.

                                       BORROWER:

                                       U.S. RESTAURANT PROPERTIES
                                       OPERATING L.P.

                                       By: U.S. Restaurant Properties, Inc.,
                                           its general partner


                                           By: /s/ Fred H. Margolin
                                              -------------------------------
                                              Fred H. Margolin
                                               Secretary

                                       COMERICA:

 Commitment Amount: $20,000,000.00     COMERICA BANK -TEXAS


                                           By: /s/ Gary L. Emery
                                              -------------------------------
                                              Gary L. Emery
                                              Vice President

                                       COMPASS:

Commitment Amount: $20,000,000.00      COMPASS BANK, formerly known as
                                       Compass Bank-Dallas


                                           By:  /s/ John H. Reichenbach
                                              -------------------------------
                                                John H. Reichenbach
                                                Senior Vice President





[Signature Page to Second Amended and Restated Secured Loan Agreement dated as of December 23, 1996, executed by and among Compass Bank, LaSalle National Bank, First American Bank Texas, SSB, Guaranty Federal Bank, F.S.B., Comerica Bank -Texas, individually, and Comerica Bank -Texas, as Agent for itself and the foregoing financial institutions]

                                       LASALLE:

Commitment Amount: $15,000,000.00      LASALLE NATIONAL BANK


                                       By:  /s/ Douglas J. Lovette
                                          --------------------------------
                                           Douglas J. Lovette
                                           First Vice President

                                       FIRST AMERICAN:

Commitment Amount: $20,000,000.00      FIRST AMERICAN BANK TEXAS, SSB


                                       By: /s/ Jeffrey Schultz
                                          --------------------------------
                                           Jeffrey Schultz
                                           Assistant Vice President
                                       GUARANTY FEDERAL:

Commitment Amount: $20,000,000.00      GUARANTY FEDERAL BANK, F.S.B.


                                       By:/s/ Bruce G. Leib
                                          --------------------------------
                                             Bruce G. Leib
                                             Vice President



                                       AGENT:

                                       COMERICA BANK-TEXAS, as Agent


                                       By:  /s/ Gary L. Emery
                                          --------------------------------
                                           Gary L. Emery
                                           Vice President



[Signature Page to Second Amended and Restated Secured Loan Agreement dated as of December 23, 1996, executed by and among Compass Bank, LaSalle National Bank, First American Bank Texas, SSB, Guaranty Federal Bank, F.S.B., Comerica Bank -Texas, individually, and Comerica Bank -Texas, as Agent for itself and the foregoing financial institutions]

                                  LIST OF EXHIBITS

EXHIBIT A-1 - Form of Advance Compliance Certificate (Acquisition Advance)

EXHIBIT A-2 - Form of Advance Compliance Certificate (Letter of Credit
Advance)

EXHIBIT A-3 - Form of Advance Compliance Certificate (Working Capital
               Advance)

EXHIBIT A-4 - Form of Advance Compliance Certificate (Development Advance)

EXHIBIT B-1 - Form of Borrowing Notice (Acquisition Advance)

EXHIBIT B-2 - Form of Borrowing Notice (Letter of Credit Advance)

EXHIBIT B-3 - Form of Borrowing Notice (Working Capital Advance)

EXHIBIT B-4 - Form of Borrowing Notice (Development Advance)

EXHIBIT C   - Form of Revolving Credit Note

EXHIBIT D   - Form of Lease Assignment

EXHIBIT E   - Form of Opinion of Counsel

EXHIBIT F   - Form of Guaranty

EXHIBIT G   - Form of General Compliance Certificate


                                  LIST OF SCHEDULES

SCHEDULE 1.1  -    List of Real Property

SCHEDULE 5.2  -    UCC Records and Property Records

SCHEDULE 5.5  -    Permitted Liens

SCHEDULE 5.11 -    Existing Indebtedness

SCHEDULE 5.12 -    Material Agreements

SCHEDULE 5.16 -    Subsidiaries

SCHEDULE 5.19 -    Outstanding Principal Balance of Indebtedness Under Original
                   Agreement

SCHEDULE 7.4  -    Permitted Indebtedness

SCHEDULE 8.2  -    Environmental Disclosures

                             Schedules and Exhibits Omitted